Exhibit 10.1

AMENDMENT NO. 4 and Consent, dated as of November 9, 2026 (this “Agreement”), among DUKE ENERGY CORPORATION (the “Company”), DUKE ENERGY CAROLINAS, LLC (“Duke Energy Carolinas”), DUKE ENERGY OHIO, INC. (“Duke Energy Ohio”), DUKE ENERGY INDIANA, LLC (“Duke Energy Indiana”), DUKE ENERGY KENTUCKY, INC. (“Duke Energy Kentucky”), DUKE ENERGY PROGRESS, LLC (f/k/a PROGRESS ENERGY CAROLINAS, INC.) (“Duke Energy Progress”), DUKE ENERGY FLORIDA, LLC (f/k/a PROGRESS ENERGY FLORIDA, INC.) (“Duke Energy Florida”) and PIEDMONT NATURAL GAS COMPANY, INC. (“Piedmont”), the LENDERS party hereto (the “Lenders”), the ISSUING LENDERS party hereto (the “Issuing Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Swingline Lender.

A.            Reference is made to the Amended and Restated Credit Agreement dated as of March 18, 2022 (as amended, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Company, Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Indiana, Duke Energy Kentucky, Duke Energy Progress, Duke Energy Florida and Piedmont (the “Borrowers”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as swingline lender (in such capacity, the “Swingline Lender”).

B.            On January 1, 2027, the Company expects to effect an internal reorganization of its wholly-owned subsidiaries, Duke Energy Carolinas and Duke Energy Progress, pursuant to which (i) the Company will contribute all of its ownership interests in Duke Energy Carolinas to Progress Energy, Inc., a North Carolina corporation and wholly-owned subsidiary of the Company (“Progress Energy”), pursuant to a Contribution Agreement to be dated as of January 1, 2027 between the Company and Progress Energy (the “Contribution Agreement”, and such contribution, the “Contribution”), and (ii) immediately thereafter, Duke Energy Progress will merge with and into Duke Energy Carolinas (the “Merger”, and, together with the Contribution, the “Reorganization”), pursuant to an Agreement and Plan of Merger to be dated as of January 1, 2027 by and among the Company, Progress Energy, Duke Energy Carolinas and Duke Energy Progress (the “Merger Agreement”), with Duke Energy Carolinas continuing as the surviving entity under its present name and the separate existence of Duke Energy Progress ceasing. As of the date hereof, the Merger has been authorized by the Federal Energy Regulatory Commission, the North Carolina Utilities Commission and the Public Service Commission of South Carolina, and prior to the Merger Effective Time (as defined below), the Reorganization, the Contribution Agreement and the Merger Agreement will have been duly authorized and approved by all necessary corporate or limited liability company action, as applicable, of each party thereto. The Merger will become effective at the “Merger Effective Time” as defined in the Merger Agreement (the “Merger Effective Time”). Effective at the Merger Effective Time, Duke Energy Carolinas, as the surviving entity in the Merger, shall succeed to all obligations of Duke Energy Progress under the Existing Credit Agreement and the other Loan Documents by operation of law. The Borrowers request that the Lenders consent to the Reorganization, and each Lender executing this Agreement has agreed to provide such consent.

C.            The Borrowers further request that the Lenders agree to certain amendments to the Existing Credit Agreement, and each Lender executing this Agreement has agreed to such amendments, which shall become effective automatically at the Merger Effective Time on the terms set forth in SECTION 2 of this Agreement.

Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Limited Consent.

(a)  Subject to the satisfaction of the conditions set forth in SECTION 4 of this Agreement, the Lenders party hereto (which constitute the Required Lenders) hereby consent, effective as of the Merger Consent Date (as defined below), to the Reorganization, including the Merger and the cessation of the separate existence of Duke Energy Progress as a result thereof, provided that the Merger Effective Time occurs prior to the Consent Termination Date. For purposes of this Agreement, “Consent Termination Date” means the earliest to occur of: (i) January 31, 2027, (ii) the date on which the Company abandons the Reorganization by written consent or, if then executed, the Merger Agreement is terminated by a written instrument, in each case in accordance with its terms; or (iii) the date of execution of, or any amendment, modification or supplement to, the Merger Agreement or the Contribution Agreement, or any consent or waiver thereunder, in each case that results in terms that are materially adverse to the interests of the Lenders in their capacities as such, unless made or granted with the prior written consent of the Required Lenders.

(b)  If the Merger Effective Time has not occurred prior to the Consent Termination Date, (i) the limited consent set forth in Section 1(a) hereof shall automatically terminate and be of no further force or effect and (ii) all rights and remedies with respect to the matters set forth in Section 1(a) hereof of the Administrative Agent and the Lenders under the Existing Credit Agreement and any other Loan Document shall, without any further action by any person, automatically be reinstated as if the limited consent set forth in Section 1(a) hereof had not become effective. This limited consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Existing Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties.

SECTION 2. Amendments to the Existing Credit Agreement. Subject to the occurrence of the Merger Effective Time and provided that the Merger is consummated in accordance with Section 1(a) hereof prior to the Consent Termination Date, the Existing Credit Agreement shall be automatically amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached hereto as Exhibit A.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each Borrower party hereto represents and warrants to the Administrative Agent and each of the Lenders, as of the Merger Consent Date, that:

(a)  The execution, delivery and performance by such Borrower of this Agreement are within such Borrower’s powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with, any Governmental Authority (except for consents, authorizations or filings which have been obtained or made, as the case may be, and are in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, by laws, certificate of formation or the limited liability company agreement of such Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Material Subsidiaries.

(b)  This Agreement constitutes a valid and binding agreement of such Borrower, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)  Each of the representations and warranties made by such Borrower in Article 4 of the Existing Credit Agreement is true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct on and as of such earlier date); provided that any representation and warranty that is qualified by materiality or material adverse effect shall be true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct on and as of such earlier date).

(d)  No Event of Default or Default has occurred and is continuing as of the Merger Consent Date.

(e)  The Company has delivered to the Administrative Agent true, correct and complete copies of the forms of the Contribution Agreement and the Merger Agreement, and as of the Merger Consent Date, no change has been made to such forms that is materially adverse to the interests of the Lenders in their capacities as such, except with the prior written consent of the Required Lenders.

SECTION 4. Merger Consent Date. This Agreement shall become effective as of the date (the “Merger Consent Date”) on which each of the following conditions precedent shall have been satisfied, provided that the amendments set forth in SECTION 2 shall become effective only at the Merger Effective Time in accordance with SECTION 2:

(a)  The Administrative Agent shall have received duly executed counterparts of this Agreement from the Borrowers and all Lenders.

(b)  The Administrative Agent shall have received a certificate signed by a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company, dated the Merger Consent Date, to the effect set forth in clauses (c), (d) and (e) of SECTION 3 above.

(c)  The Administrative Agent shall have received all documents it may have reasonably requested prior to the Merger Consent Date relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

SECTION 5. Effect of Consent and Amendments to the Existing Credit Agreement. Except as expressly set forth herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender under the Existing Credit Agreement or any other Loan Document. The Existing Credit Agreement and the other Loan Documents are hereby ratified and affirmed by each Borrower with respect to its obligations thereunder and shall continue in full force and effect, subject to the consent and amendments expressly provided herein. Neither this Agreement nor the consummation of the Merger shall constitute a novation, release or discharge of any obligation under the Existing Credit Agreement or any other Loan Document. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to herein. This Agreement constitutes a “Loan Document,” as such term is defined and referred to in the Existing Credit Agreement.

SECTION 6. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Existing Credit Agreement.

SECTION 7. Counterparts; Integration; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement is subject to the Electronic Execution provisions contained in Section 9.10(b) of the Existing Credit Agreement. This Agreement constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 8. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 9. Expenses. The Borrowers shall pay all reasonable and documented fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement.

SECTION 10. APPLICABLE LAW, SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH BORROWER AND EACH LENDER PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, IN EACH CASE FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH BORROWER AND EACH LENDER PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS, THE ISSUING LENDERS AND THE LENDERS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

SECTION 13. Headings. The headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

DUKE ENERGY CORPORATION

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

DUKE ENERGY CAROLINAS, LLC

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

DUKE ENERGY OHIO, INC.

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

DUKE ENERGY INDIANA, LLC

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

DUKE ENERGY KENTUCKY, INC.

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

DUKE ENERGY PROGRESS, LLC

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

[Signature Page to Amendment No. 4 and Consent]

DUKE ENERGY FLORIDA, LLC

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Michael Hendershott
	Name:	Michael Hendershott
	Title:	Assistant Treasurer

[Signature Page to Amendment No. 4 and Consent]

WElls fargo Bank, National Association, individually and as Administrative Agent, Issuing Lender, Swingline Lender and a Lender

By:	/s/ Patrick Engel
Name: Patrick Engel
Title: Managing Director

[Signature Page to Amendment No. 4 and Consent]

BANK OF AMERICA, N.A., as a Lender and Issuing Lender

By:	/s/ Kimberly Miller
Name: Kimberly Miller
Title: Director

[Signature Page to Amendment No. 4 and Consent]

JPMORGAN CHASE BANK, N.A., as a Lender and Issuing Lender

By:	/s/ Khawaja Tariq
Name: Khawaja Tariq
Title: Executive Director

[Signature Page to Amendment No. 4 and Consent]

MIZUHO BANK, LTD., as a Lender and Issuing Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Managing Director

[Signature Page to Amendment No. 4 and Consent]

BARCLAYS BANK PLC, as a Lender and Issuing Lender

By:	/s/ Joseph Tauro
Name: Joseph Tauro
Title: Assistant Vice President

[Signature Page to Amendment No. 4 and Consent]

CITIBANK, N.A., as a Lender and Issuing Lender

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

[Signature Page to Amendment No. 4 and Consent]

MUFG BANK, LTD., as a Lender and Issuing Lender

By:	/s/ Orly Fahn
Name: Orly Fahn
Title: Vice President

[Signature Page to Amendment No. 4 and Consent]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anna Bartholomew
Name: Anna Bartholomew
Title: Vice President

[Signature Page to Amendment No. 4 and Consent]

ROYAL BANK OF CANADA, as a Lender and Issuing Lender

By:	/s/ Meg Donnelly
Name: Meg Donnelly
Title: Authorized Signatory

[Signature Page to Amendment No. 4 and Consent]

TRUIST BANK, as a Lender and Issuing Lender

By:	/s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Director

[Signature Page to Amendment No. 4 and Consent]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and Issuing Lender

By:	/s/ James O'Shaughnessy
Name: James O'Shaughnessy
Title: Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

BANK OF MONTREAL, as a Lender

By:	/s/ Hill Taylor
Name: Hill Taylor
Title: Director, Corporate Banking

[Signature Page to Amendment No. 4 and Consent]

BNP PARIBAS, as a Lender

By:	/s/ Victor Padilla
Name: Victor Padilla
Title: Director

By:	/s/ Gabrielle Jacquier
Name: Gabrielle Jacquier
Title: Vice President

[Signature Page to Amendment No. 4 and Consent]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Elizabeth Tosin
Name: Elizabeth Tosin
Title: Authorized Signatory

[Signature Page to Amendment No. 4 and Consent]

MORGAN STANLEY BANK, N. A., as a Lender

By:	/s/ Karina Rodriguez
Name: Karina Rodriguez
Title: Authorized Signatory

[Signature Page to Amendment No. 4 and Consent]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By:	/s/ Zara Kamal
Name: Zara Kamal
Title: Executive Director

[Signature Page to Amendment No. 4 and Consent]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Irlen Mak
Name: Irlen Mak
Title: Executive Director

[Signature Page to Amendment No. 4 and Consent]

THE TORONTO- DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Paul Yoon
Name: Paul Yoon
Title: Director

[Signature Page to Amendment No. 4 and Consent]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

[Signature Page to Amendment No. 4 and Consent]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Amit Vasani
Name: Amit Vasani
Title: Authorized Signatory

[Signature Page to Amendment No. 4 and Consent]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Molly H. Ross
Name: Molly H. Ross
Title: Director

[Signature Page to Amendment No. 4 and Consent]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ E. Clare Morter
Name: E. Clare Morter
Title: Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

REGIONS BANK, as a Lender

By:	/s/ Tedrick Tarver
Name: Tedrick Tarver
Title: Managing Director

[Signature Page to Amendment No. 4 and Consent]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Sam Fletcher
Name: Sam Fletcher
Title: Commercial Banker

[Signature Page to Amendment No. 4 and Consent]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Ryan T. Hamilton
Name: Ryan T. Hamilton
Title: Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

CITIZENS BANK, N.A, as a Lender

By:	/s/ Christopher Domanico
Name: Christopher Domanico
Title: Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stefan Lemire
Name: Stefan Lemire
Title: Vice President

[Signature Page to Amendment No. 4 and Consent]

PINNACLE BANK, A TENNESSEE BANK, as a Lender

By:	/s/ Minal Patel
Name: Minal Patel
Title: Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

EXHIBIT A

(Attached)

Conformed through Amendment No. ~~3~~4 and Consent, dated as of ~~March 16~~November 9, 2026

$10,000,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 18, 2022, as amended by Amendment No. 1 and Consent, dated as of March 17, 2023,
~~and~~ by Amendment No. 2 and Consent, dated as of March 14, 2025, by Amendment No. 3 and Consent, dated as of March 16, 2026 and by Amendment No. 4 and Consent, dated November 9, 2026 among

Duke Energy Corporation

Duke Energy Carolinas, LLC

Duke Energy Ohio, Inc.

Duke Energy Indiana, LLC

Duke Energy Kentucky, Inc.

~~Duke Energy Progress, LLC~~

Duke Energy Florida, LLC and

Piedmont Natural Gas Company, Inc.,

as Borrowers,

The Lenders Listed Herein,

Wells Fargo Bank, National Association,

as Administrative Agent and Swingline Lender,

Wells Fargo Securities, LLC,

as Joint Lead Arranger and Joint Bookrunner,

and

Bank of America, N.A.

JPMorgan Chase Bank, N.A. and

Mizuho Bank, Ltd.,

as Co-Syndication Agents

and

Bank of China, New York Branch,

Barclays Bank PLC,

Citibank, N.A.,

MUFG Bank, Ltd.,

PNC Bank, National Association,

Royal Bank of Canada,

Truist Bank, and

U.S. Bank National Association,

as Co-Documentation Agents

BofA Securities, Inc.,

JPMorgan Chase Bank, N.A.,

Mizuho Bank, Ltd.,

Bank of China, New York Branch,

Barclays Bank PLC,

Citibank, N.A.,

MUFG Bank, Ltd.,

PNC Capital Markets LLC,

RBC Capital Markets,

Truist Securities, Inc., and

U.S. Bank National Association,

as Joint Lead Arrangers and Joint Bookrunners

 -i-

(continued)

 -ii-

(continued)

 -iii-

(continued)

Page

SCHEDULES

Schedule 1.01(a)	-	COMMITMENT SCHEDULE
Schedule 1.01(b)	-	PRICING SCHEDULE
Schedule 1.01(c)	-	EXISTING LETTERS OF CREDIT

EXHIBITS

EXHIBIT A	-	Note
EXHIBIT B	-	Opinion of Internal Counsel of the Borrower
EXHIBIT C	-	Opinion of Special Counsel for the Borrower
EXHIBIT D	-	Assignment and Assumption Agreement
EXHIBIT E	-	Extension Agreement
EXHIBIT F	-	Notice of Issuance
EXHIBIT G	-	Approved Form of Letter of Credit

 -iv-

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 18, 2022 among DUKE ENERGY CORPORATION, DUKE ENERGY CAROLINAS, LLC, DUKE ENERGY OHIO, INC., DUKE ENERGY INDIANA, LLC, DUKE ENERGY KENTUCKY, INC., DUKE ENERGY ~~PROGRESS, LLC (f/k/a PROGRESS ENERGY CAROLINAS, INC.), DUKE ENERGY~~ FLORIDA, LLC (f/k/a PROGRESS ENERGY FLORIDA, INC.) and PIEDMONT NATURAL GAS COMPANY, INC., as Borrowers, the Lenders from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and MIZUHO BANK, LTD., as Co-Syndication Agents, and BANK OF CHINA, NEW YORK BRANCH, BARCLAYS BANK PLC, CITIBANK, N.A., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, TRUIST BANK and U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agents.

STATEMENT OF PURPOSE

The Borrowers, the lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of November 18, 2011 (as amended, amended and restated, supplemented or otherwise modified prior to the Effective Date) (the “Existing Credit Agreement”). The Borrowers, the Lenders and the Administrative Agent wish to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Additional Lender” means any financial institution that becomes a Lender for purposes hereof pursuant to Section 2.17 or Section 8.05.

“Administrative Agent” means Wells Fargo in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and submitted to the Administrative Agent (with a copy to each Borrower) duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person (the “specified Person”) (i) any Person that directly, or indirectly through one or more intermediaries, controls the specified Person (a “Controlling Person”) or (ii) any Person (other than the specified Person or a Subsidiary of the specified Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any of the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents.

“Agent Parties” has the meaning set forth in Section 9.01(c).

“Aggregate Exposure” means, with respect to any Lender at any time, the aggregate amount of its Borrower Exposures to all Borrowers at such time.

“Agreement” means this Agreement as the same may be amended from time to time.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning or relating to bribery, corruption or money laundering.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, with respect to SOFR Loans, Swingline Loans or Base Rate Loans to any Borrower, the applicable rate per annum for such Borrower determined in accordance with the Pricing Schedule.

“Appropriate Share” means, with respect to any Borrower, the sum of (i) to the extent such amount is properly allocable to Loans and Letters of Credit outstanding hereunder, the portion of such amount properly allocable to the Loans and Letter of Credit outstanding to or for the account of such Borrower, and (ii) to the extent such amount is not properly allocable to Loans and Letters of Credit outstanding hereunder, the Appropriate Share shall be the product of the Availability Percentage of such Borrower and such amount.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Officer” means the president, the chief financial officer, a vice president, the treasurer, an assistant treasurer or the controller of the Borrower or such other representative of the Borrower as may be designated by any one of the foregoing with the consent of the Administrative Agent.

“Assignee” has the meaning set forth in Section 9.06(c).

“Availability Percentage” means, with respect to each Borrower at any time, the percentage which such Borrower’s Sublimit bears to the aggregate amount of the Commitments, all determined as of such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.01(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding (or any similar proceeding), or generally fails to pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets appointed for it, or, in the good faith determination of the Administrative Agent (or, if the Administrative Agent is the subject of the Bankruptcy Event, the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that (except with respect to a Lender that is subject to a Bail-In Action) a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, at any time, the highest of (a) the Prime Rate; (b) the Federal Funds Rate plus 0.50%; and (c) Term SOFR for a one-month tenor in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1%.

“Base Rate Loan” means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.01(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.01(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means each of the Company, Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Indiana, Duke Energy Kentucky, Duke Energy Florida~~, Duke Energy Progress~~ and Piedmont. References herein to “the Borrower” in connection with any Loan or Group of Loans or any Letter of Credit hereunder are to the particular Borrower to which such Loan or Loans are made or proposed to be made or at whose request and for whose account such Letter of Credit is issued or proposed to be issued.

“Borrower Exposure” means, with respect to any Lender and any Borrower at any time, (i) an amount equal to the product of such Lender’s Percentage and such Borrower’s Sublimit (whether used or unused) at such time or (ii) if such Lender’s Commitment shall have terminated, either generally or with respect to such Borrower, or if such Borrower’s Sublimit shall have been reduced to zero, the sum of the aggregate outstanding principal amount of its Loans (other than Swingline Loans) to such Borrower, the aggregate amount of its Letter of Credit Liabilities in respect of such Borrower and the amount of its Swingline Exposure in respect of such Borrower at such time.

“Borrower Maturity Date” means, with respect to any Revolving Credit Loan to any Borrower other than the Company, the first anniversary of the date of the Borrowing of such Revolving Credit Loan; provided that if the Borrower designates such Borrowing as long-term in its Notice of Borrowing, then the Borrower Maturity Date shall not be applicable thereto.

“Borrowing” has the meaning set forth in Section 1.03.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Lender and each Lender, as collateral for the Letter of Credit Liabilities, cash or deposit account balances, and “Cash Collateral” shall refer to such cash or deposit account balances.

“Change in Law” means the occurrence of any of the following after the date of this Agreement: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” after the date hereof regardless of the date enacted, adopted, issued or implemented.

“Co-Documentation Agents” means each of Bank of China, New York Branch, Barclays Bank PLC, Citibank, N.A., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, Truist Bank and U.S. Bank National Association in its capacity as documentation agent in respect of this Agreement.

“Commitment” means (i) with respect to any Lender listed on the signature pages hereof, the amount set forth opposite its name on the Commitment Schedule, and (ii) with respect to each Additional Lender or Assignee which becomes a Lender pursuant to Sections 2.17, 8.05 and 9.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may from time to time be reduced pursuant to Sections 2.08, 2.10, 8.05 and 9.06(c) or increased pursuant to Sections 2.17, 8.05 and 9.06(c).

“Commitment Schedule” means the Commitment Schedule attached hereto as Schedule 1.01(a).

“Commitment Termination Date” means, for each Lender, March 16, 2030, as such date may be extended from time to time with respect to such Lender pursuant to Section 2.01(b) or, if such day is not a Domestic Business Day, the immediately preceding Domestic Business Day.

“Communications” has the meaning set forth in Section 9.01(c).

“Company” means Duke Energy Corporation, a Delaware corporation.

“Conforming Changes” means, with respect to the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means, with respect to any Lender or Agent, taxes that are imposed on or measured by net income (however denominated), franchise taxes or branch profits taxes, in each case, imposed as a result of a connection (including any former connection) between such Lender or Agent and the jurisdiction imposing such tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Note, or sold or assigned an interest in any Loan, this Agreement or any Note).

“Consolidated Capitalization” means, with respect to any Borrower, the sum, without duplication, of (i) Consolidated Indebtedness of such Borrower, (ii) consolidated common equityholders’ equity as would appear on a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles, (iii) the aggregate liquidation preference of preferred or priority equity interests (other than preferred or priority equity interests subject to mandatory redemption or repurchase) of such Borrower and its Consolidated Subsidiaries upon involuntary liquidation, (iv) the aggregate outstanding amount of all Equity Preferred Securities of such Borrower and (v) minority interests as would appear on a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Indebtedness” means, at any date, with respect to any Borrower, all Indebtedness of such Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall exclude, to the extent otherwise reflected therein, Equity Preferred Securities of such Borrower and its Consolidated Subsidiaries up to a maximum excluded amount equal to 15% of Consolidated Capitalization of such Borrower.

“Consolidated Net Assets” means, at any date with respect to any Borrower, (a) total assets of such Borrower and its Subsidiaries (minus applicable reserves) determined on a consolidated basis in accordance with generally accepted accounting principles minus (b) total liabilities of such Borrower and its Subsidiaries, in each case determined on a consolidated basis in accordance with generally accepted accounting principles, all as reflected in the consolidated financial statements of such Borrower most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b).

“Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Co-Syndication Agents” means each of Bank of America, N.A., JPMorgan Chase Bank, N.A. and Mizuho Bank, Ltd., in its capacity as a co-syndication agent in respect of this Agreement.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund any portion of its Loans within two Domestic Business Days of the date required to be funded, (ii) fund any portion of its participations in Letters of Credit required to be funded by it hereunder within two Domestic Business Days of the date required to be funded or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder within two Domestic Business Days of the date required to be paid, unless, in the case of clause (i) or (iii) above, such Lender notifies the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after written request by the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement unless such Lender notifies the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) and the Company of such certification in form and substance satisfactory to the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) and the Company, or (d) has become (or has a direct or indirect Parent that has become) the subject of a Bankruptcy Event or a Bail-In Action. Any determination by the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company and each Lender.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the State of North Carolina are authorized by law to close.

“Duke Energy Carolinas” means Duke Energy Carolinas, LLC, a North Carolina limited liability company.

“Duke Energy Carolinas Mortgage” means the First and Refunding Mortgage between Duke Energy Carolinas and JPMorgan Chase Bank, N.A., as successor trustee, dated as of December 1, 1927 as amended or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Duke Energy Florida” means Duke Energy Florida, LLC (f/k/a Progress Energy Florida, Inc.), a Florida limited liability company.

“Duke Energy Florida Indenture” means the Indenture dated as of January 1, 1944, between Duke Energy Florida and The Bank of New York Mellon, as successor trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Duke Energy Indiana” means Duke Energy Indiana, LLC, an Indiana limited liability company.

“Duke Energy Indiana First Mortgage Trust Indenture” means the first mortgage trust indenture, dated as of September 1, 1939, between Duke Energy Indiana and Deutsche Bank National Trust Company, as successor trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Duke Energy Kentucky” means Duke Energy Kentucky, Inc., a Kentucky corporation.

“Duke Energy Kentucky First Mortgage Trust Indenture” means the first mortgage trust indenture, dated as of February 1, 1949, between Duke Energy Kentucky and The Bank of New York (successor to Irving Trust Company), as trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Duke Energy Ohio” means Duke Energy Ohio, Inc., an Ohio corporation.

“Duke Energy Ohio First Mortgage Trust Indenture” means the first mortgage trust indenture, dated as of August 1, 1936, between Duke Energy Ohio and The Bank of New York (successor to Irving Trust Company), as trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

~~“Duke Energy Progress” means Duke Energy Progress, LLC (f/k/a Progress Energy Carolinas, Inc.), a North Carolina limited liability company.~~

“Duke Energy Progress Mortgage and Deed of Trust” means the Mortgage and Deed of Trust, dated as of May 1, 1940, from Duke Energy Carolinas (as successor-by-merger to Duke Energy Progress, LLC) to the Bank of New York Mellon and ~~Ming Ryan~~Barbara Zsombori (successor to Frederick G. Herbst), as successor trustees, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which this Agreement becomes effective pursuant to Section 3.01.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Preferred Securities” means, with respect to any Borrower, any trust preferred securities or deferrable interest subordinated debt securities issued by such Borrower or any Subsidiary or other financing vehicle of such Borrower that (i) have an original maturity of at least twenty years and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the first anniversary of the latest Commitment Termination Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Group” means, with respect to any Borrower, such Borrower and all other members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned thereto in Section 7.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 7.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 7.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.01.

“Existing Commitment Termination Date” has the meaning set forth in Section 2.01(b).

“Existing Credit Agreement” has the meaning set forth in the Statement of Purpose.

“Existing Letter of Credit” means each letter of credit outstanding under the Existing Credit Agreement on the Effective Date and identified on Schedule 1.01(c).

“Facility Fee Rate” means, with respect to any Borrower, the applicable rate per annum for such Borrower determined in accordance with the Pricing Schedule.

“FATCA” has the meaning set forth in Section 8.03(a).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Wells Fargo on such day on such transactions as determined by the Administrative Agent; provided further, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means (a) the separate fee letter agreement dated February 20, 2025 among the Borrowers, Wells Fargo and Wells Fargo Securities, LLC, (b) the separate fee letter agreement dated February 20, 2025 among the Borrowers and the Co-Syndication Agents and

(c) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.

“Floor” means a rate of interest equal to 0%.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means any international, foreign, federal, state, regional, county, local or other governmental or quasi-governmental authority.

“Group of Loans” means at any time a group of Loans consisting of (i) all Loans to the same Borrower which are Base Rate Loans at such time or (ii) all SOFR Loans to the same Borrower having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

“Hedging Agreement” means for any Person, any and all agreements, devices or arrangements designed to protect such Person or any of its Subsidiaries from the fluctuations of interest rates, exchange rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, commodity swap agreements, forward rate currency or interest rate options, puts and warrants. Notwithstanding anything herein to the contrary, “Hedging Agreements” shall also include fixed-for-floating interest rate swap agreements and similar instruments.

“Increased Commitments” has the meaning set forth in Section 2.17.

“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable incurred in the ordinary course of business), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iv) all indebtedness under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (v) the face amount of all outstanding letters of credit issued for the account of such Person (other than letters of credit relating to indebtedness included in Indebtedness of such Person pursuant to another clause of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder, (vi) indebtedness secured by any Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset), (vii) all direct guarantees of Indebtedness referred to above of another Person, (viii) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock or member interests or other preferred or priority equity interests and (ix) any obligations of such Person (in the nature of principal or interest) in respect of acceptances or similar obligations issued or created for the account of such Person.

“Indemnitee” has the meaning set forth in Section 9.03.

“Initial Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below:

Borrower	Initial Sublimit

$~~2,525,000,000~~3,
Company	500,000,000
$~~1,300,000,000~~2,
Duke Energy Carolinas	425,000,000
~~Duke Energy Progress~~	~~$1,675,000,000~~
$~~1,425,000,000~~1,
Duke Energy Florida	100,000,000
Duke Energy Indiana	$950,000,000
$~~1,050,000,000~~1,
Piedmont	100,000,000
$~~825,000,000~~675,
Duke Energy Ohio	000,000
Duke Energy Kentucky	$250,000,000

“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one, three or six months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a)          the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)         if any Interest Period would otherwise expire on a day that is not a Domestic Business Day, such Interest Period shall expire on the next succeeding Domestic Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Domestic Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)          any Interest Period that begins on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Domestic Business Day of the relevant calendar month at the end of such Interest Period;

(d)          no Interest Period shall extend beyond the Commitment Termination Date; and

(e)          no tenor that has been removed from this definition pursuant to Section 8.01(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which has been rated by S&P or Moody’s are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, as the case may be, or if such Person does not have a rating of its long-term unsecured debt securities, then if the corporate credit rating of such Person, if any exists, from S&P is BBB- or higher or the issuer rating of such Person, if any exists, from Moody’s is Baa3 or higher.

“Issuing Lender” means (i) each of Wells Fargo, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Barclays Bank PLC, Citibank, N.A., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, Truist Bank and U.S. Bank National Association and, and (ii) any other Lender that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder. No Issuing Lender shall be obligated to issue any Letter of Credit hereunder if, after giving effect thereto, the aggregate Letter of Credit Liabilities in respect of all Letters of Credit issued by such Issuing Lender hereunder would exceed (i) in the case of each Issuing Lender named in clause (i) above, $33,333,333 (as such amount may be modified from time to time by agreement between the Company and such Issuing Lender) or (ii) with respect to any other Issuing Lender, such amount (if any) as may be agreed for this purpose from time to time by such Issuing Lender and the Company. For avoidance of doubt, the limitations in the preceding sentence are for the exclusive benefit of the respective Issuing Lenders, are incremental to the other limitations specified herein on the availability of Letters of Credit and do not affect such other limitations.

“Lender” means each bank or other financial institution listed on the signature pages hereof, each Additional Lender, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors. Each reference herein to a “Lender” shall, unless the context otherwise requires, include the Swingline Lender and each Issuing Lender in such capacity.

“Lender Party” means any of the Lenders, the Issuing Lenders and the Agents.

“Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent, and which may include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Lender-Related Party” has the meaning set forth in Section 9.03(c).

“Letter of Credit” means a stand-by letter of credit issued or to be issued hereunder by an Issuing Lender in accordance with Section 2.15, including the Existing Letters of Credit.

“Letter of Credit Documents” means with respect to any Letter of Credit, such Letter of Credit, the Letter of Credit application, a letter of credit agreement or reimbursement agreement and any other document, agreement and instrument required by the applicable Issuing Lender and relating to such Letter of Credit, in each case in the form specified by the applicable Issuing Lender from time to time.

“Letter of Credit Liabilities” means, for any Lender and at any time, such Lender’s ratable participation in the sum of (x) the amounts then owing by all Borrowers in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Revolving Credit Loan or a Swingline Loan; provided that Swingline Loans shall be subject to only those provisions of Article 2 which are specifically made applicable to Swingline Loans.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Documents, the Fee Letters and each other document, instrument, certificate and agreement executed and delivered by the Borrowers or any of their respective subsidiaries in favor of or provided to the Administrative Agent in connection with this Agreement or otherwise referred to herein or contemplated hereby.

“Long-Dated Letter of Credit” means a Letter of Credit having an expiry date later than the fifth Domestic Business Day prior to the Commitment Termination Date of the Issuing Lender.

“Material Debt” means, with respect to any Borrower, Indebtedness of such Borrower or any of its Material Subsidiaries (other than any Non-Recourse Indebtedness) in an aggregate principal amount exceeding $150,000,000.

“Material Plan” has the meaning set forth in Section 6.01(i).

“Material Subsidiary” means at any time, (i) with respect to the Company~~, Duke Energy Progress~~, Duke Energy Carolinas and Duke Energy Florida and (ii) with respect to any Borrower, including the Company, any Subsidiary of such Borrower whose total assets exceeds 15% of the total assets (after intercompany eliminations) of such Borrower and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, all as reflected in the consolidated financial statements of such Borrower most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b).

“Maximum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be increased from time to time pursuant to Section 2.17:

Borrower	Maximum Sublimit

Company	$5,575,000,000
$~~2,225,000,000~~4,00
Duke Energy Carolinas	0,000,000
~~Duke Energy Progress~~	~~$1,775,000,000~~
Duke Energy Florida	$1,650,000,000
Duke Energy Indiana	$1,225,000,000
Piedmont	$1,200,000,000
Duke Energy Ohio	$950,000,000
Duke Energy Kentucky	$400,000,000

“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).

“Mortgage Indenture” means in the case of each of Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Indiana, Duke Energy Kentucky, Duke Energy Carolinas (as successor-by-merger to Duke Energy Progress, LLC) and Duke Energy Florida, the Duke Energy Carolinas Mortgage, the Duke Energy Ohio First Mortgage Trust Indenture, the Duke Energy Indiana First Mortgage Trust Indenture, the Duke Energy Kentucky First Mortgage Trust Indenture, the Duke Energy Progress Mortgage and Deed of Trust or the Duke Energy Florida Indenture, respectively.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.05(a) and (ii) has been approved by the Required Lenders.

“Non-Recourse Indebtedness” means any Indebtedness incurred by a Subsidiary of the Company to develop, construct, own, improve or operate a defined facility or project (a) as to which no Borrower (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness but excluding tax sharing arrangements and similar arrangements to make contributions to such Subsidiary to account for tax benefits generated by such Subsidiary), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; (b) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans or the Notes) of any Borrower to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders will not have any recourse to the stock or assets of any Borrower or other Subsidiary (other than the stock of or intercompany loans to such Subsidiary); provided that in each case in clauses (a) and (c) above, a Borrower or other Subsidiary may provide credit support and recourse in an amount not exceeding 15% in the aggregate of any such Indebtedness.

“Notes” means promissory notes of a Borrower, in the form required by Section 2.04, evidencing the obligation of such Borrower to repay the Loans made to it, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.09(a).

“Notice of Issuance” has the meaning set forth in Section 2.15(b).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Taxes” has the meaning set forth in Section 8.03(a).

“Parent” means, with respect to any Lender, any Person controlling such Lender.

“Participant” has the meaning set forth in Section 9.06(b).

“Participant Register” has the meaning set forth in Section 9.06(b).

“Payment Date” has the meaning set forth in Section 2.15(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piedmont” means Piedmont Natural Gas Company, Inc., a North Carolina corporation.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or Sections 412 or 430 of the Internal Revenue Code or Sections 302 and 303 of ERISA and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Platform” means Syndtrak or a substantially similar electronic transmission system.

“Pricing Schedule” means the Pricing Schedule attached hereto as Schedule 1.01(b).

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Domestic Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

~~“Progress Borrowers” means Duke Energy Florida and Duke Energy Progress.~~

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Payment Date” means the 15th Domestic Business Day of each January, April, July and October.

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Reimbursement Obligation” means, at any time, the obligation of the Borrower then outstanding under Section 2.15 to reimburse the Issuing Lender for amounts paid by the Issuing Lender in respect of any one or more drawings under a Letter of Credit.

“Related Parties” means, with respect to any Person, such Person’s Subsidiaries and Affiliates and the partners, directors, officers, employees, agents, trustees, advisors, administrators and managers of such Person and of such Person’s Subsidiaries and Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Removed Borrower” has the meaning set forth in Section 9.05(b).

“Required Lenders” means, at any time, Lenders having at least 51% in aggregate amount of the Aggregate Exposures at such time (exclusive in each case of the Aggregate Exposure(s) of any Defaulting Lender(s)).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Loan” means a loan made or to be made by a Lender pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Revolving Credit Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Revolving Credit Period” means, with respect to any Lender, the period from and including the Effective Date to but not including its Commitment Termination Date.

“Sanctioned Person” means, at any time (a) any Person listed in any Sanctions-related list of specially designated Persons maintained by OFAC, the U.S. Department of State, United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person that has a place of business, or is organized or resident, in a jurisdiction that is the subject of any comprehensive territorial Sanctions or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Second Amendment Effective Date” means March 14, 2025.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR as provided in Section 2.06.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. (or any successor thereto).

“Specified Foreign Entity” means a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code as in effect on the date hereof.

“Sublimit” means, with respect to each Borrower, its Initial Sublimit, as the same may be modified from time to time pursuant to Sections 2.08 and 2.17; provided that a Borrower’s Sublimit shall at no time exceed such Borrower’s Maximum Sublimit.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of a Borrower.

“Substantial Assets” means, with respect to any Borrower, assets sold or otherwise disposed of in a single transaction or a series of related transactions representing 25% or more of the consolidated assets of such Borrower and its Consolidated Subsidiaries, taken as a whole.

“Swingline Exposure” means, with respect to any Lender, an amount equal to such Lender’s Percentage of the aggregate outstanding principal amount of Swingline Loans.

“Swingline Lender” means Wells Fargo, in its capacity as the Swingline Lender under the swing loan facility described in Section 2.18.

“Swingline Loan” means a loan made or to be made by the Swingline Lender pursuant to Section 2.18.

“Swingline Termination Date” means the tenth Domestic Business Day prior to Wells Fargo’s Commitment Termination Date.

“Taxes” has the meaning set forth in Section 8.03(a).

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment Effective Date” means March ~~[~~16~~]~~, 2026.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan, determined on a plan termination basis using the assumptions under 4001(a)(18) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the Plan under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday,

(b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02, 2.11, and 2.12, in each case, such day is also a Domestic Business Day.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 8.03(a).

“U.S. Tax Law Change” has the meaning set forth in Section 8.03(a).

“Utilization Limits” means the requirements that (i) for any Lender, the aggregate outstanding principal amount of its Loans (other than Swingline Loans) to all Borrowers hereunder plus the aggregate amount of its Letter of Credit Liabilities plus its Swingline Exposure shall at no time exceed the amount of its Commitment and (ii) for any Borrower, the aggregate outstanding principal amount of Loans to such Borrower plus the aggregate amount of Letter of Credit Liabilities in respect of Letters of Credit issued for its account shall at no time exceed its Sublimit.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the relevant Borrower’s independent public accountants) with the most recent audited consolidated financial statements of such Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided, that if the Company notifies the Administrative Agent that it wishes to amend the financial covenant in Section 5.10 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 5.10 for such purpose), then each Borrower’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles as in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

Section 1.03 Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “SOFR Borrowing” is a Borrowing comprised of SOFR Loans).

Section 1.04 Divisions. For all purposes under this Agreement, in connection with any division or plan of division of a Borrower under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.05 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 8.01(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.

The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 2

THE CREDITS

Section 2.01 Commitments to Lend.

(a)               Revolving Credit Loans. During its Revolving Credit Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans in Dollars to each Borrower pursuant to this subsection from time to time; provided that, immediately after each such Revolving Credit Loan is made, the Utilization Limits are not exceeded. Each Borrowing under this subsection shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Lenders ratably in proportion to their respective Commitments in effect on the date of Borrowing; provided that, if the Interest Period selected by the Borrower for a Borrowing would otherwise end after the Commitment Termination Dates of some but not all Lenders, the Borrower may in its Notice of Borrowing elect not to borrow from those Lenders whose Commitment Termination Dates fall prior to the end of such Interest Period. Within the foregoing limits, the Borrowers may borrow under this subsection (a), or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Periods under this subsection (a).

(b)               Extension of Commitments. (i) The Company may, so long as no Default then exists and the representations and warranties of the Borrowers contained herein are true and correct at the time of notice, at any time after the Second Amendment Effective Date but prior to the then existing Commitment Termination Date (the “Existing Commitment Termination Date”), propose to extend the Existing Commitment Termination Date for an additional one year period measured from the Existing Commitment Termination Date; provided that in no event may the Company request more than two extensions of the Commitment Termination Date pursuant to this ~~Section 2.01(b)(i)~~Section 2.01(b)(ii); and provided further that the Commitment Termination Date, after giving effect to any such extension, shall not be later than five years after the effective date of such extension. The Administrative Agent shall promptly notify the Lenders of receipt of such request. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Company and the Administrative Agent within 30 days. Subject to the execution by the Borrowers, the Administrative Agent and such Lenders of a duly completed Extension Agreement in substantially the form of Exhibit E, the Commitment Termination Date applicable to the Commitment of each Lender so affirmatively notifying the Company and the Administrative Agent shall be extended for the period specified above; provided that no Commitment Termination Date of any Lender shall be extended unless Lenders having Commitments in an aggregate amount equal to at least 51% of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments.

(ii)               Any Lender which does not give such notice to the Company and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on its Commitment Termination Date determined without giving effect to such requested extension. The Company may, in accordance with Section 8.05, designate another bank or other financial institution (which may be, but need not be, an extending Lender) to replace a non-extending Lender. On the date of termination of any Lender’s Commitment as contemplated by this paragraph, the respective participations of the other Lenders in all outstanding Letters of Credit and Swingline Loans shall be redetermined on the basis of their respective Commitments after giving effect to such termination, and the participation therein of the Lender whose Commitment is terminated shall terminate; provided that the Borrowers shall, if and to the extent necessary to permit such redetermination of participations in Letters of Credit and Swingline Loans within the limits of the Commitments which are not terminated, prepay on such date all or a portion of the outstanding Loans or, to the extent that such redetermination cannot be effected within the limits of the Commitments even after all outstanding Loans have been prepaid, then the Borrowers shall Cash Collateralize the Letters of Credit to the extent of the excess, and such redetermination and termination of participations in outstanding Letters of Credit and Swingline Loans shall be conditioned upon their having done so.

Section 2.02 Notice of Borrowings. The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than 11:00 A.M. (Eastern time) on (x) the date of each Base Rate Borrowing and (y) at least three U.S. Government Securities Business Days before each SOFR Borrowing, specifying:

(a)          the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a U.S. Government Securities Business Day in the case of a SOFR Borrowing;

(b)         the aggregate amount of such Borrowing;

(c)          whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or Term SOFR;

(d)          in the case of a SOFR Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(e)	if applicable, the designation contemplated by the definition of Borrower Maturity Date.

Unless the Borrower shall have given notice to Administrative Agent not later than 11:00 A.M. (Eastern time) on the date on which any payment of a Reimbursement Obligation is due to an Issuing Lender or on the scheduled date of maturity of a Swingline Loan to the effect that the Borrower will make such payment with funds from another source, the Borrower shall be deemed to have given a Notice of Borrowing for a Base Rate Borrowing on such date in the minimum amount permitted by Section 2.01 that equals or exceeds the amount of such Reimbursement Obligation or Swingline Loan.

Section 2.03 Notice to Lenders; Funding of Loans.

(a)         Upon receipt (or deemed receipt) of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b)         Not later than 1:00 P.M. (Eastern time) on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in immediately available funds, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will disburse the funds so received from the Lenders to an account designated by an Approved Officer of the Borrower; provided that to the extent that all or a portion of such Borrowing is to be applied to a Reimbursement Obligation or a Swingline Loan of the Borrower as contemplated by Sections 2.02 and 2.18(h), the Administrative Agent shall distribute to the applicable Issuing Lender or the Swingline Lender, as the case may be, the appropriate portion of such funds.

(c)          Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 P.M. (Eastern time) on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and, if such Lender shall not have made such payment within two Domestic Business Days of demand therefor, the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

(d)         The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make a Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

Section 2.04 Registry; Notes.

(a)          The Administrative Agent shall maintain a register (the “Register”) on which it will record the Commitment of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations hereunder.

(b)         Each Borrower hereby agrees that, promptly upon the request of any Lender at any time, such Borrower shall deliver to such Lender a duly executed Note, in substantially the form of Exhibit A hereto, payable to such Lender or its registered assigns as permitted pursuant to Section 9.06 and representing the obligation of such Borrower to pay the unpaid principal amount of the Loans made to such Borrower by such Lender, with interest as provided herein on the unpaid principal amount from time to time outstanding.

(c)         Each Lender shall record the date, amount and maturity of each Loan (including Swingline Loans) made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and each Lender receiving a Note pursuant to this Section, if such Lender so elects in connection with any transfer or enforcement of its Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Such Lender is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

Section 2.05 Maturity of Loans. Each Revolving Credit Loan made by any Lender shall mature, and the principal amount thereof shall be due and payable together with accrued interest thereon, on the earlier of the Commitment Termination Date of such Lender and the applicable Borrower Maturity Date (if any).

Section 2.06 Interest Rates.

(a)         Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date, at maturity and on the date of termination of the Commitments in their entirety. Any overdue principal of, or overdue interest on, any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Applicable Margin for such day plus the Base Rate for such day.

(b)         Each SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus Term SOFR for such day (provided that Term SOFR shall not be available until three U.S. Government Securities Business Days after the Effective Date unless the applicable Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.13). Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c)         Any overdue principal of or overdue interest on any SOFR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Applicable Margin for such day plus Term SOFR applicable to such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

(d)              The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders by facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error unless the Borrower raises an objection thereto within five Domestic Business Days after receipt of such notice.

(e)               In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.07 Fees.

(a)               Facility Fees. Each Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their related Borrower Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule) on the aggregate amount of such Borrower’s Borrower Exposures on such day. Such facility fee shall accrue for each day from and including the Effective Date but excluding the day on which the related Borrower Exposures are reduced to zero.

(b)               Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all outstanding Letters of Credit issued for such Borrower’s account at a rate per annum equal to the then Applicable Margin for SOFR Loans and (ii) for the account of each Issuing Lender a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Lender for its account at a rate per annum of 0.20% (or such other rate as may be mutually agreed from time to time by the applicable Borrower and such Issuing Lender). In addition, you agree to pay to each Issuing Lender its customary documentation fees, including, without limitation, in respect of any amendments, modifications, extensions, renewals and draws, as applicable, of or on the Letters of Credit issued by such Issuing Lender under the facility.

(c)               [Reserved].

(d)               Payments. Accrued fees under this Section for the account of any Lender shall be payable quarterly in arrears on each Quarterly Payment Date and upon such Lender’s Commitment Termination Date (and, if later, the date the Borrower Exposure of such Lender in respect of any Borrower is reduced to zero).

Section 2.08 Optional Termination or Reduction of Sublimits; Changes to Sublimits.

(a)               The Company may, upon not less than three Domestic Business Days’ notice to the Administrative Agent, reallocate amounts of the Commitments among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided (i) each Sublimit shall be a multiple of $5,000,000 at all times, (ii) a Borrower’s Sublimit may not be reduced to an amount less than the sum of the aggregate outstanding principal amount of Loans to such Borrower plus the aggregate amount of Letter of Credit Liabilities in respect of Letters of Credit issued for its account, (iii) a Borrower’s Sublimit may not be increased to an amount greater than its Maximum Sublimit, (iv) the sum of the Sublimits of the respective Borrowers shall at all times equal the aggregate amount of the Commitments and (v) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Administrative Agent as to appropriate corporate and regulatory authorization therefor.

(b)               Each Borrower other than the Company may, upon at least three Domestic Business Days’ notice to the Administrative Agent, reduce its Sublimit (i) to zero, if no Loans to it or Letter of Credit Liabilities for its account are outstanding or (ii) by an amount of $10,000,000 or any larger multiple of $5,000,000 so long as, after giving effect to such reduction, its Sublimit is not less than the sum of the aggregate principal amount of Loans outstanding to it and the aggregate Letter of Credit Liabilities outstanding for its account. Upon any reduction in the Sublimit of a Borrower to zero pursuant to this Section 2.08(b), such Borrower shall cease to be a Borrower hereunder. The aggregate amount of the Commitments will be automatically and simultaneously reduced by the amount of each reduction in any Sublimit pursuant to this Section 2.08(b) or pursuant to Section 6.01.

Section 2.09 Method of Electing Interest Rates.

(a)            The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

(i)              if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to SOFR Loans as of any U.S. Government Securities Business Day; and

(ii)              if such Loans are SOFR Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as SOFR Loans for an additional Interest Period, subject to Section 2.13 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 A.M. (Eastern time) on the third U.S. Government Securities Business Day before the conversion or continuation selected in such notice is to be effective (or one Domestic Business Day if the conversion is from a SOFR Loan to a Base Rate Loan). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

(b)            Each Notice of Interest Rate Election shall specify:

(i)               the Group of Loans (or portion thereof) to which such notice applies;

(ii)              the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.09(a) above;

(iii)             if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be SOFR Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)             if such Loans are to be continued as SOFR Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term “Interest Period”.

(c)             Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.09(a) above, the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans as of the last day of such Interest Period.

(d)             An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a “Borrowing” subject to the provisions of Section 3.02.

Section 2.10 Mandatory Termination of Commitments. The Commitment of each Lender shall terminate on such Lender’s Commitment Termination Date.

Section 2.11 Optional Prepayments.

(a)               The Borrower may (i) upon notice to the Administrative Agent not later than 11:00 A.M. (Eastern time) on any Domestic Business Day prepay on such Domestic Business Day any Group of Base Rate Loans and (ii) upon at least three U.S. Government Securities Business Days’ notice to the Administrative Agent not later than 11:00 A.M. (Eastern time) prepay any Group of SOFR Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and together with any additional amounts payable pursuant to Section 2.13. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group or Borrowing.

(b)               Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.12 General Provisions as to Payments.

(a)               The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (Eastern time) on the date when due, in immediately available funds, to the Administrative Agent at its address referred to in Section 9.01 and without reduction by reason of any set-off, counterclaim or deduction of any kind. The Administrative Agent will promptly distribute to each Lender in like funds its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans, Swingline Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the SOFR Loans shall be due on a day which is not a U.S. Government Securities Business Day, the date for payment thereof shall be extended to the next succeeding U.S. Government Securities Business Day unless such U.S. Government Securities Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding U.S. Government Securities Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)               Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.13 Funding Losses. If the Borrower makes any payment of principal with respect to any SOFR Loan (other than payments made by an Assignee pursuant to Section 8.05(a) or by the Borrower pursuant to Section 8.05(b) in respect of a Defaulting Lender’s SOFR Loans) (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or any SOFR Loan is converted to a Base Rate Loan or continued as a SOFR Loan for a new Interest Period (pursuant to Article 2, 6 or 8, or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any SOFR Loans after notice has been given to any Lender in accordance with Section 2.03(a), 2.09(c) or 2.11(b), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. All of the obligations of the Borrowers under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.14 Computation of Interest and Fees. Interest based on clause (a) of the definition of Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15 Letters of Credit.

(a)               Subject to the terms and conditions hereof, each Issuing Lender agrees to issue Letters of Credit hereunder, in form and substance reasonably satisfactory to such Issuing Lender and the Administrative Agent, from time to time until the fifth Domestic Business Day prior to its Commitment Termination Date upon the request and for the account of any Borrower; provided that, immediately after each Letter of Credit is issued, (i) the Utilization Limits shall not be exceeded and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $800,000,000. Upon the date of issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation to the extent of its Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

(b)               The Borrower shall give the Issuing Lender notice, in form and substance reasonably satisfactory to the Issuing Lender and the Administrative Agent, at least three Domestic Business Days prior to the requested issuance of a Letter of Credit, or in the case of a Letter of Credit substantially in the form of Exhibit G, at least one Domestic Business Day prior to the requested issuance of such Letter of Credit, specifying the date such Letter of Credit is to be issued and describing the terms of such Letter of Credit (such notice, including any such notice given in connection with the extension of a Letter of Credit, a “Notice of Issuance”), substantially in the form of Exhibit F, appropriately completed. Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender’s participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be denominated in Dollars and shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Lender. Unless otherwise notified by the Administrative Agent, the Issuing Lender may, but shall not be required to, conclusively presume that all conditions precedent set forth in Article 3 have been satisfied. The Borrower shall also pay to each Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and such Issuing Lender. Except for non-substantive amendments to any Letter of Credit for the purpose of correcting errors or ambiguities or to allow for administrative convenience (which amendments each Issuing Lender may make in its discretion with the consent of the Borrower), the amendment, extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit. If any Letter of Credit contains a provision pursuant to which it is deemed to be automatically renewed unless notice of termination is given by the Issuing Lender of such Letter of Credit, the Issuing Lender shall timely give notice of termination if (i) as of close of business on the seventeenth day prior to the last day upon which the Issuing Lender’s notice of termination may be given to the beneficiaries of such Letter of Credit, the Issuing Lender has received a notice of termination from the Borrower or a notice from the Administrative Agent that the conditions to issuance of such Letter of Credit have not been satisfied or (ii) the renewed Letter of Credit would have a term not permitted by subsection (c) below.

(c)               No Letter of Credit shall have a term extending beyond the first anniversary of the Commitment Termination Date of the applicable Issuing Lender. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or request that such Issuing Lender refrain from, or any Applicable Law applicable to such Issuing Lender shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, any such order, judgment or decree, or Applicable Law shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Second Amendment Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense that was not applicable on the Second Amendment Effective Date and that such Issuing Lender in good faith deems material to it or (ii) the proceeds of such Letter of Credit would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person or in any country, region or territory that, at the time of such funding, is the subject of any Sanctions or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement. An Issuing Lender shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.

(d)               Upon receipt from the beneficiary of any applicable Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall examine such drawing document(s) within the period stipulated by the terms and conditions of Letter of Credit. After such examination, Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the date such payment is to be made by the Issuing Lender (the “Payment Date”). The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit without presentment, demand, protest or other formalities of any kind. Such reimbursement shall be due on the Payment Date; provided that no such payment shall be due from the Borrower any earlier than the date of receipt by it of notice of its obligation to make such payment (or, if such notice is received by the Borrower after 12:00 Noon (Eastern time) on any date, on the next succeeding Domestic Business Day). All such amounts paid by the Issuing Lender and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate for such day plus, if such amount remains unpaid for more than two Domestic Business Days, 1%. In addition, each Lender will pay to the Administrative Agent, for the account of the applicable Issuing Lender, immediately upon such Issuing Lender’s demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Lender’s ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Lender’s demand for such payment (or, if such demand is made after 12:00 Noon (Eastern time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate and, if such amount remains unpaid for more than five Domestic Business Days after the Issuing Lender’s demand for such payment, at a rate of interest per annum equal to the Base Rate plus 1%. The Issuing Lender will pay to each Lender ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

(e) The obligations of the Borrower and each Lender under subsection (d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(i)               the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(ii)              the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)             any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv)             payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that the determination by the Issuing Lender to make such payment shall not have been the result of its willful misconduct or gross negligence as determined by a court of competent jurisdiction;

(v)             any other act or omission to act or delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of the Borrower’s or the Lender’s obligations hereunder; or

(vi)            any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein.

(f)                 The Borrower hereby indemnifies and holds harmless each Lender (including the Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii)    any litigation arising with respect to any Letter of Credit issued under this Agreement (whether or not the Issuing Lender shall prevail in such litigation)), and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.15(e) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, facsimile or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit and (iii) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any government acts or any other circumstances whatsoever, in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection 2.15(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Lender as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

(g)               The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article 7 (other than Sections 7.08 and 7.09) with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 7 included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided herein with respect to the Issuing Lender.

(h)               On the Effective Date each Issuing Lender that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have granted to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have acquired from the Issuing Lender, a participation in such Existing Letter of Credit and the related Letter of Credit Liabilities in the proportion its respective Commitment bears to the aggregate Commitments. On and after the Effective Date, each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.

(i)                 By the 90th day preceding the Commitment Termination Date of the Issuing Lender (or if such 90th day is not a Domestic Business Day, then on the next preceding Domestic Business Day) (and on any subsequent date of issuance of a Long-Dated Letter of Credit), the Borrower shall Cash Collateralize all outstanding Long-Dated Letters of Credit (in an amount equal to 101% of the maximum face amount of each such Long-Dated Letter of Credit).

(j)                 Any increase in the Commitments pursuant to Section 2.17 shall be subject to the condition that each Issuing Lender that at the time has an outstanding Letter of Credit shall have given its written consent to each Additional Lender and each increase in the Commitment of an existing Lender (such consent not to be unreasonably withheld or delayed). The Company shall request a similar consent from any other Issuing Lender (not to be unreasonably withheld or delayed) prior to requesting a Letter of Credit to be issued by such Issuing Lender. Any such other Issuing Lender that refuses to so consent shall thereupon cease to be an Issuing Lender hereunder, although the provisions of this Agreement applicable to Issuing Lenders shall continue to apply to it with respect to the period during which such Lender was an Issuing Lender. Any such Issuing Lender’s refusal to consent shall have no impact on any increases in the Commitments previously made.

(k)               The participation of each Lender in any outstanding Letter of Credit, and its obligations under this Section 2.15 with respect thereto, shall terminate on its Commitment Termination Date, provided that if and to the extent required hereunder, the Borrower shall have timely Cash Collateralized each such Letter of Credit (in an amount equal to 101% of the maximum face amount of each such Letter of Credit).

(l)                 In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(m)             Existing Letters of Credit. The Borrowers, the Administrative Agent and the Lenders (including the Issuing Lenders) agree that, as of the Effective Date, each Existing Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder, provided that the Letter of Credit Liabilities in respect of any Letters of Credit shall be automatically reallocated among the Lenders as of the Effective Date based on their Percentage after giving effect to the Effective Date.

Section 2.16 [Reserved].

Section 2.17 Increase in Commitments; Additional Lenders.

(a)               Subsequent to the Second Amendment Effective Date, and so long as no Default then exists or would result therefrom and the representations and warranties of the Borrowers contained herein are true and correct at such time, the Company may, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments by an aggregate amount of up to $2,000,000,000 (the amount of any such increase, the “Increased Commitments”). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Company and the Administrative Agent to increase its Commitment hereunder.

(b)               If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Company may designate another bank or other lenders (which may be, but need not be, one or more of the existing Lenders) which at the time agree to (i) in the case of any such lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an “Additional Lender”), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

(c)                An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrowers, by each Additional Lender, by each other Lender whose Commitment is to be increased and by each Issuing Lender whose consent is required pursuant to Section 2.15(j), setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) evidence of appropriate corporate and regulatory authorization on the part of the Borrowers with respect to the Increased Commitments, and (iii) such opinions of counsel for the Borrowers with respect to the Increased Commitments as the Administrative Agent may reasonably request.

Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, (i) the respective Letter of Credit Liabilities and Swingline Exposures of the Lenders shall be redetermined as of the effective date of such increase and (ii) within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of SOFR Loans then outstanding, the Borrower shall prepay such Group of Loans in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Revolving Credit Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Revolving Credit Loans are held by the Lenders in such proportion. In connection with any increase in the aggregate amount of the Commitments pursuant to this Section, (i) the respective Sublimits of the Borrowers shall be increased by an equal aggregate amount as the Company may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 2.08(a), and (ii) the amount of the Maximum Sublimit of each Borrower shall increase ratably on a percentage basis by the same percentage as the Commitments are increased.

Section 2.18 Swingline Loans.

(a)               Agreement to Lend. From time to time prior to the Swingline Termination Date, subject to the terms and conditions hereof, the Swingline Lender agrees to make Swingline Loans in Dollars to each Borrower pursuant to this subsection; provided that, immediately after each Swingline Loan is made (i) the Utilization Limits are not exceeded and (ii) the aggregate outstanding principal amount of all Swingline Loans does not exceed $350,000,000. Each Swingline Loan shall be in a principal amount of $1,000,000 or any larger multiple thereof. No Swingline Loan may be used to refinance an outstanding Swingline Loan. Within the foregoing limits, the Borrower may borrow under this Section 2.18, prepay Swingline Loans and reborrow at any time prior to the Swingline Termination Date under this Section 2.18.

(b)               Swingline Borrowing Procedure. The Borrower shall give the Swingline Lender notice not later than 2:00 P.M. (Eastern time) on the date of each Swingline Loan, specifying the amount of such Loan and the date of such borrowing, which shall be a Domestic Business Day. Not later than 3:00 P.M. (Eastern time) on the date of each Swingline Loan, the Swingline Lender shall, unless it determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swingline Loan, in immediately available funds, to the Borrower at the Swingline Lender’s address specified in or pursuant to Section 9.01.

(c)               Interest. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, payable at maturity, at a rate per annum equal to the sum of Term SOFR for an Interest Period of one-month plus the Applicable Margin for SOFR Loans (or such other rate per annum as the Swingline Lender and the Borrower may mutually agree). Such interest shall be payable at the maturity of such Swingline Loan and, with respect to the principal amount of any Swingline Loan prepaid pursuant to subsection (d) or (e) below, upon the date of such prepayment. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Base Rate for such day plus 1%.

(d)               Maturity; Mandatory Prepayment. Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, on the earlier of the date falling ten Domestic Business Days after such Loan is made and the Swingline Termination Date. In addition, on the date of each Borrowing of Revolving Credit Loans pursuant to Section 2.01, the Administrative Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding.

(e)               Optional Prepayment. The Borrower may prepay any Swingline Loan in whole at any time, or from time to time in part in a principal amount of $1,000,000 or any larger multiple thereof, by giving notice of such prepayment to the Swingline Lender not later than 2:00 P.M. (Eastern time) on the date of prepayment.

(f)                SOFR Protections. The Swingline Lender shall be entitled to the benefits of Section 2.13, 8.02 and 8.03 with respect to the Swingline Loans, and solely for this purpose such Swingline Loan shall be deemed to be a SOFR Loan having an Interest Period from and including the date such Swingline Loan was made to but not including its maturity date.

(g)               Payments. All payments to any Swingline Lender under this Section 2.18 shall be made to it at its address specified in or pursuant to Section 9.01 in immediately available funds, not later than 3:00 P.M. (Eastern time) on the date of payment.

(h)               Refunding Unpaid Swingline Loans. If (w) any Swingline Loan is not paid in full on its maturity date and the Swingline Lender so requests, (x) the Swingline Loans become immediately due and payable pursuant to Article 6, (y) the Commitments terminate at a time any Swingline Loans are outstanding, or (z) requested by the Swingline Lender by written notice given to the Administrative Agent not later than 10:00 A.M. (Eastern time) on any Business Day, the Administrative Agent shall, by notice to the Lenders (including the Swingline Lender, in its capacity as a Lender), require each Lender to pay to the Administrative Agent for the account of the Swingline Lender an amount equal to such Lender’s Percentage of the aggregate unpaid principal amount of the Swingline Loans described in clause (w), (x), (y) or (z) above, as the case may be. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 3:00 P.M. (Eastern time) on the date so specified, each Lender shall pay the amount so notified to it to the Administrative Agent at its address specified in or pursuant to Section 9.01, in Federal or other funds immediately available in New York City. Promptly upon receipt thereof, the Administrative Agent shall remit such amounts to the Swingline Lender. The amount so paid by each Lender shall constitute a Base Rate Loan to the Borrower and shall be applied by the Swingline Lender to repay the outstanding Swingline Loans.

(i)                 Purchase of Participations in Swingline Loans. If at the time Loans would have otherwise been made pursuant to Section 2.18(h), one of the events described in Section 6.01(g) or Section 6.01(h) with respect to the Borrower shall have occurred and be continuing or the Commitments shall have terminated, each Lender shall, on the date such Loans would have been made pursuant to the notice from the Administrative Agent to the Lenders referred to in Section 2.18(h) (the “Refunding Date”), purchase an undivided participating interest in the relevant Swingline Loans in an amount equal to such Lender’s Percentage of the principal amount of each such Swingline Loan. On the Refunding Date, each Lender shall transfer to the Administrative Agent, for the account of the Swingline Lender, in immediately available funds, such amount.

(j)                Payments on Participated Swingline Loans. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s payment pursuant to Section 2.18(i), the Swingline Lender receives any payment on account of the Swingline Loans in which the Lenders have purchased participations pursuant to Section 2.18(i), its receipt of such payment will be as agent for and for the account of each such Lender and the Swingline Lender will promptly distribute to each such Lender its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided that in the event that such payment received by the Swingline Lender is required to be returned, each such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(k)            Obligations to Refund or Purchase Participations in Swingline Loans Absolute. Each Lender’s obligation to fund a Loan as provided in Section 2.18(h) or to purchase a participating interest pursuant to Section 2.18(i) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender, any Borrower or any other Person may have against the Swingline Lender or any other Person, (ii) the occurrence or continuance of a Default or the termination or reduction of any Commitments, any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, any breach of this Agreement by any Borrower, any other Lender or any other Person or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 2.19 Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by Applicable Law:

(a)           facility fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.07(a) and the Aggregate Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder;

(b)            if any Letter of Credit Liabilities or Swingline Loans exist at the time such Lender becomes a Defaulting Lender then:

(i)              so long as no Default shall exist with respect to the Borrower, all or any part of the Letter of Credit Liabilities and Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentages but only to the extent the Utilization Limits after giving effect to such reallocation are not exceeded;

(ii)              if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Domestic Business Days following notice by the Administrative Agent Cash Collateralize (or in the case of Swingline Exposure, prepay) for the benefit of the Issuing Lender or Swingline Lender, as applicable, only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Liabilities and Swingline Exposure, as applicable, (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Liabilities and Swingline Exposure remain outstanding;

(iii)            to the extent that the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Liabilities pursuant to clause (ii) above, the Borrower shall not be required to pay any fees pursuant to Section 2.07(a) or pursuant to Section 2.07(b) for the account of such Defaulting Lender during the period such Defaulting Lender’s Letter of Credit Liabilities are so Cash Collateralized;

(iv)            to the extent that the Letter of Credit Liabilities of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the letter of credit fees payable to the Lenders pursuant to Section 2.07(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Percentages;

(v)            to the extent that all or any portion of such Defaulting Lender’s Letter of Credit Liabilities is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii)  above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.07(b) with respect to such Defaulting Lender’s Letter of Credit Liabilities shall be payable to the Issuing Lender until all such Letter of Credit Liabilities are reallocated and/or Cash Collateralized;

(vi)            so long as such Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Liabilities will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.19(b)(ii), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(b)(i) (and such Defaulting Lender shall not participate therein); and

(vii)          so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to make any Swingline Loan, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.19(b)(ii), and participating interests in any new Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(b)(i) (and such Defaulting Lender shall not participate therein);

(c)             any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(i)               first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(ii)             second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder;

(iii)            third, to Cash Collateralize the Letter of Credit Liabilities and Swingline Exposure of such Defaulting Lender in accordance with Section 2.19(b) (including to replace any Cash Collateral previously provided by the Borrower);

(iv)            fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(v)             fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the future Letter of Credit Liabilities and Swingline Exposure of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19(b);

(vi)            sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(vii)           seventh, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(viii)          eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.19(b).

Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(d)           in the event that the Administrative Agent, the Company and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Letter of Credit Liabilities of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Percentage; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

CONDITIONS

Section 3.01 Effective Date. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05(a)):

(a)               receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b)               receipt by the Administrative Agent of (i) an opinion of internal counsel of each Borrower, substantially in the form of Exhibit B hereto and (ii) an opinion of Parker Poe Adams & Bernstein LLP, special counsel for the Borrowers, substantially in the form of Exhibit C hereto, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

(c)               receipt by the Administrative Agent of a certificate signed by a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company, dated the Effective Date, to the effect set forth in clauses (c) and (d) of Section 3.02 (without giving effect to the parenthetical in such clause (d));

(d)               receipt by the Administrative Agent of all documents it may have reasonably requested prior to the date hereof relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(e)               receipt by the Administrative Agent of evidence satisfactory to it that the upfront fees, arrangement fees, administrative agency fees and expenses (including, without limitation, reasonable and documented out-of-pocket legal fees and expenses) payable by the Company and the Borrowers on the Effective Date have been paid;

(f)                receipt by the Administrative Agent that all accrued and unpaid interest and fees outstanding under the Existing Credit Agreement shall have been paid in full;

(g)               [reserved];

(h)               receipt by the Administrative Agent and the Lenders from each Borrower, at least five Domestic Business Days prior to the Effective Date, the documentation and other information requested by the Administrative Agent and the Lenders in writing at least ten Domestic Business Days prior to the Effective Date in order to comply with requirements of any anti-money laundering laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations; and

(i)                for each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Borrower, in each case at least five Domestic Business Days prior to the Effective Date.

The Administrative Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02 Borrowings and Issuance of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing by any Borrower and the obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit at the request of any Borrower is subject to the satisfaction of the following conditions:

(a)               receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.15(b), or receipt by the Swingline Lender of notice as required by Section 2.18(b), as the case may be;

(b)               the fact that, immediately after such Borrowing or issuance of such Letter of Credit, (i) the Utilization Limits shall not be exceeded, (ii) in the case of an issuance of a Letter of Credit the aggregate amount of the Letter of Credit Liabilities shall not exceed $800,000,000 and (iii) in the case of a Borrowing of a Swingline Loan, the aggregate outstanding principal amount of all Swingline Loans shall not exceed $350,000,000;

(c)               the fact that, immediately after such Borrowing or issuance of such Letter of Credit, no Default with respect to the Borrower shall have occurred and be continuing; and

(d)               the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) and 4.06) shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Borrower, severally but not jointly, represents and warrants that:

Section 4.01 Organization and Power. Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by such Borrower of this Agreement and the Notes are within such Borrower’s powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with, any Governmental Authority (except for consents, authorizations or filings which have been obtained or made, as the case may be, and are in full force and effect) and do not contravene, or constitute a default under, any provision of Applicable Law or of the articles of incorporation, by-laws, certificate of formation or the limited liability company agreement of such Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Material Subsidiaries.

Section 4.03 Binding Effect. This Agreement constitutes a valid and binding agreement of such Borrower and each Note, if and when executed and delivered by it in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.04 Financial Information.

(a)                The consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of December 31, 2021 and the related consolidated statements of income, cash flows, capitalization and retained earnings for the fiscal year then ended, reported on by Deloitte & Touche, copies of which have been delivered to each of the Lenders by using the Platform or otherwise made available, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of such Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b)               [Reserved].

(c)               Since December 31, 2021, there has been no material adverse change in the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, except as publicly disclosed prior to the Effective Date.

Section 4.05 Regulation U. Such Borrower and its Material Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U) and no proceeds of any Borrowing by and no issuance of Letters of Credit for the account of such Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of such Borrower and its Material Subsidiaries is represented by margin stock.

Section 4.06 Litigation. Except as publicly disclosed prior to the Effective Date, there is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, such Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which would be likely to be decided adversely to such Borrower or such Subsidiary and, as a result, have a material adverse effect upon the business, consolidated financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or any Note.

Section 4.07 Compliance with Laws.

(a)               Such Borrower and each of its Material Subsidiaries is in compliance in all material respects with all Applicable Laws (including, without limitation, ERISA and Environmental Laws) except where (i) non-compliance would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

(b)               Such Borrower shall not use any of the “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more of its Benefit Plans to make any payments with respect to the Loans or the Commitments.

Section 4.08 Taxes. Such Borrower and its Material Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by such Borrower or any such Material Subsidiary except (i) where nonpayment would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) where the same are contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of such Borrower and its Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of such Borrower, adequate.

Section 4.09 Anti-corruption Law and Sanctions. Such Borrower and its Material Subsidiaries have implemented and maintain in effect policies and procedures designed to prevent violations by the Company, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) of the applicable Anti-Corruption Laws and Sanctions, and such Borrower and its Material Subsidiaries are in compliance in all material respects with all applicable Anti-Corruption Laws and Sanctions, except where (i) noncompliance would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings. None of (i) such Borrower or any Material Subsidiary or, (ii) to the knowledge of such Borrower, any director, officer or employee of such Borrower or any Material Subsidiary or (iii) to the knowledge of such Borrower, any agent of such Borrower or any Material Subsidiary acting in any capacity in connection with or benefitting from the credit facility established hereby, is a Sanctioned Person. As of the Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

ARTICLE 5

COVENANTS

Each Borrower, severally but not jointly, agrees that, so long as any Lender has any Commitment hereunder with respect to such Borrower or any amount payable hereunder remains unpaid by such Borrower or any Letter of Credit Liabilities remain outstanding (unless such Letter of Credit Liabilities have been Cash Collateralized in accordance with Section 2.15(i)):

Section 5.01 Information. Such Borrower will deliver to each of the Lenders:

(a)               as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows, capitalization and retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner consistent with past practice and with applicable requirements of the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

(b)               as soon as available and in any event within 60 days (75 days in the case of Duke Energy Kentucky) after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of such Borrower’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of such Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency (except as provided by Section 1.02) by an Approved Officer of such Borrower;

(c)               within the maximum time period specified for the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Approved Officer of such Borrower (i) setting forth in reasonable detail the calculations required to establish whether such Borrower was in compliance with the requirements of Section 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(d)               within five days after any officer of such Borrower with responsibility relating thereto obtains knowledge of any Default, if such Default is then continuing, a certificate of an Approved Officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e)               promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which such Borrower shall have filed with the Securities and Exchange Commission;

(f)                if and when any member of such Borrower’s ERISA Group (i) gives or is reasonably expected to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Material Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Material Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) receives notice of the cessation of operations at a facility of any member of the ERISA Group in the circumstances described in Section 4062(e) of ERISA; or (viii) fails to make any payment or contribution to any Material Plan or makes any amendment to any Material Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of such Borrower setting forth details as to such occurrence and action, if any, which such Borrower or applicable member of the ERISA Group is required or proposes to take;

(g)               promptly, notice of any change in the ratings of such Borrower referred to in the Pricing Schedule; and

(h)               promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(i)                from time to time such additional information regarding the financial position or business of such Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to these Sections 5.01(a), 5.01(b) and 5.01(e) shall be deemed to have been delivered on the date on which such information has been posted on the Securities and Exchange Commission website on the Internet at sec.gov/search/search.htm, on the Platform or at another website identified in a notice from such Borrower to the Lenders and accessible by the Lenders without charge; provided that (i) a certificate delivered pursuant to Section 5.01(c) shall also be deemed to have been delivered upon being posted to the Platform and (ii) such Borrower shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b) and 5.01(e) to any Lender which requests such delivery.

Section 5.02 Payment of Taxes. Such Borrower will pay and discharge, and will cause each of its Material Subsidiaries to pay and discharge, at or before maturity, all their tax liabilities, except where (i) nonpayment would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Material Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

Section 5.03 Maintenance of Property; Insurance.

(a)               Such Borrower will keep, and will cause each of its Material Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

(b)               Such Borrower will, and will cause each of its Material Subsidiaries to, maintain (either in the name of such Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or a similar business; provided that self-insurance by such Borrower or any such Material Subsidiary, shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses and owning similar properties self-insure; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

Section 5.04 Maintenance of Existence. Such Borrower will preserve, renew and keep in full force and effect, and will cause each of its Material Subsidiaries to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 5.04 shall prohibit the termination of any right, privilege or franchise of such Borrower or any such Material Subsidiary or of the corporate or other legal existence of any such Material Subsidiary, or the change in form of organization of such Borrower or any such Material Subsidiary, if such Borrower in good faith determines that such termination or change is in the best interest of such Borrower, is not materially disadvantageous to the Lenders and, (i) in the case of a change in the form of organization of such Borrower, the Administrative Agent has consented thereto and (ii) in the case of a change in the jurisdiction of such Borrower to a jurisdiction outside of the United States, the Lenders have consented thereto.

Section 5.05 Compliance with Laws. Such Borrower will comply, and cause each of its Material Subsidiaries to comply, in all material respects with all Applicable Laws (including, without limitation, ERISA, applicable Sanctions and Anti-Corruption Laws and Environmental Laws) except where (i) noncompliance would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 5.06 Books and Records. Such Borrower will keep, and will cause each of its Material Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all financial transactions in relation to its business and activities in accordance with its customary practices; and will permit, and will cause each such Material Subsidiary to permit, representatives of any Lender at such Lender’s expense (accompanied by a representative of such Borrower, if such Borrower so desires) to visit any of their respective properties, to examine any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon such reasonable notice, at such reasonable times and as often as may reasonably be desired.

Section 5.07 Negative Pledge. Such Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)               Liens granted by such Borrower existing as of the Effective Date, securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding $100,000,000;

(b)               the Lien of such Borrower’s Mortgage Indenture (if any) securing Indebtedness outstanding on the Effective Date or issued thereafter;

(c)               any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into such Borrower and not created in contemplation of such event;

(d)               any Lien existing on any asset prior to the acquisition thereof by such Borrower and not created in contemplation of such acquisition;

(e)               any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(f)                any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased (except by accrued interest, prepayment premiums and fees and expenses incurred in connection with such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

(g)               Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles;

(h)               statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law, created in the ordinary course of business and for amounts not past due for more than 60 days or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles;

(i)                Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

(j)               easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property;

(k)               Liens with respect to judgments and attachments which do not result in an Event of Default;

(l)                Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other obligations arising in the ordinary course of business;

(m)             other Liens including Liens imposed by Environmental Laws arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $100,000,000 at any time at which Investment Grade Status does not exist as to such Borrower and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(n)               Liens securing obligations under Hedging Agreements entered into to protect against fluctuations in interest rates or exchange rates or commodity prices and not for speculative purposes, provided that such Liens run in favor of a Lender hereunder or a Person who was, at the time of issuance, a Lender;

(o)               Liens not otherwise permitted by the foregoing clauses of this Section on assets of such Borrower securing obligations in an aggregate principal or face amount at any date not to exceed 15% of the Consolidated Net Assets of such Borrower;

(p)               Liens on the fuel used by the ~~Progress~~ Borrowers in their power generating businesses; and

(q)               Liens on regulatory assets up to the amount approved by state legislatures and/or regulatory orders.

Section 5.08 Consolidations, Mergers and Sales of Assets. Such Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, Substantial Assets to any Person (other than a Subsidiary of such Borrower); provided that such Borrower may merge with another Person if such Borrower is the Person surviving such merger and, after giving effect thereto, no Default shall have occurred and be continuing.

Section 5.09 Use of Proceeds. The proceeds of the Loans and Letters of Credit made under this Agreement will be used by such Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U. None of such proceeds will be used (i) for the purpose of knowingly financing the activities of or any transactions with any Sanctioned Person or in any country, region or territory that is the subject of Sanctions applicable to the Company and its Subsidiaries and where the financed activity would be prohibited by such applicable Sanctions, at the time of such financing or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 5.10 Indebtedness/Capitalization Ratio. The ratio of Consolidated Indebtedness of such Borrower to Consolidated Capitalization of such Borrower as of the end of any fiscal quarter of such Borrower will not exceed 65%; provided that, (a) the ratio of Consolidated Indebtedness of Piedmont to Consolidated Capitalization of Piedmont and (b) the ratio of Consolidated Indebtedness of the Company to Consolidated Capitalization of the Company, each as of the end of any fiscal quarter of Piedmont or the Company, as applicable, will not exceed 70%.

ARTICLE 6

DEFAULTS

Section 6.01 Events of Default. If one or more of the following events (“Events of Default”) with respect to a particular Borrower shall have occurred and be continuing:

(a)               such Borrower shall fail to pay when due any principal of any Loan to it or any Reimbursement Obligation owed by it or shall fail to pay, within five days of the due date thereof, any interest, fees or any other amount payable by it hereunder;

(b)              such Borrower shall fail to observe or perform any covenant contained in Sections 5.01(d), 5.04, 5.07, 5.08, 5.10 or the second or third sentence of 5.09, inclusive;

(c)               such Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Borrower by the Administrative Agent at the request of any Lender;

(d)               any representation, warranty, certification or statement made by such Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)               such Borrower or any of its Material Subsidiaries shall fail to make any payment in respect of Material Debt of such Borrower or such Material Subsidiary (other than Loans to and Reimbursement Obligations of such Borrower hereunder) when due or within any applicable grace period;

(f)                any event or condition shall occur and shall continue beyond the applicable grace or cure period, if any, provided with respect thereto so as to result in the acceleration of the maturity of Material Debt of such Borrower or any of its Material Subsidiaries ~~(other than~~; provided that this clause (f) shall not apply to: (x) any event or condition that permits ~~(i) holders~~or requires the conversion or exchange of any Material Debt constituting convertible or exchangeable indebtedness of such Borrower or ~~such Material Subsidiary to convert such Material Debt pursuant to their terms or (ii) the conversion of any Material Debt constituting convertible indebtedness of such Borrower or such Material Subsidiary pursuant to their terms, in either case, into~~any of its Material Subsidiaries, or any such conversion or exchange and the settlement thereof in cash, common stock ~~of such Borrower (~~or other securities or property ~~following a merger event, reclassification or other change of the common stock of such Borrower), cash or a~~, or any combination thereof, ~~unless, in either case, such conversion~~in each case pursuant to and in accordance with the conversion or exchange provisions of such Material Debt; provided that this clause (x) shall not apply if such event or condition, conversion, exchange or settlement results from a default ~~thereunder~~or event of default under such Material Debt or an event ~~of the type~~or condition that constitutes an Event of Default~~, and~~ under this Agreement; or (y) any termination ~~of any related swap or hedging instrument);~~, unwind or settlement of any capped call, bond hedge, warrant or call spread transaction entered into in connection with any such convertible or exchangeable indebtedness, solely to the extent such termination, unwind or settlement occurs automatically or mechanically as a result of a conversion or exchange qualifying for the exception in clause (x) above and does not give rise to a payment obligation of such Borrower or any of its Material Subsidiaries, other than de minimis administrative or settlement amounts; provided that this clause (y) shall not apply if such termination, unwind or settlement results from a default or event of default by such Borrower or any of its Material Subsidiaries under such transaction or an event or condition that constitutes an Event of Default under this Agreement; provided, further, that nothing in this clause (f) shall limit the application of clause (e) above;

(g)               such Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to, or shall fail generally to, pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)               an involuntary case or other proceeding shall be commenced against such Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against such Borrower or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

(i)                any member of such Borrower’s ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $150,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans of such ERISA Group having aggregate Unfunded Vested Liabilities in excess of $150,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any member of such ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Material Plan or a proceeding shall be instituted by a fiduciary of any such Material Plan against any member of such ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 90 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Material Plan must be terminated;

(j)                a judgment or other court order for the payment of money in excess of $150,000,000 shall be rendered against such Borrower or any of its Material Subsidiaries and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of 45 days; or

(k)               any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than trustees and participants in employee benefit plans of the Company and its Subsidiaries, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 50% or more of the outstanding shares of common stock of the Company; during any period of twelve consecutive calendar months, individuals (i) who were members of the board of directors of the Company or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body shall cease to constitute a majority of the board of directors of the Company; or in the case of any Borrower other than the Company, such Borrower shall cease to be a Subsidiary of the Company;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 66-2/3% in aggregate amount of the Commitments, by notice to such Borrower terminate the Commitments as to such Borrower and they shall thereupon terminate, and such Borrower shall no longer be entitled to borrow hereunder, and the Sublimit of such Borrower shall be reduced to zero, and (ii) if requested by Lenders holding more than 66-2/3% in aggregate principal amount of the Loans and Reimbursement Obligations of such Borrower, by notice to such Borrower declare such Loans and Reimbursement Obligations (together with accrued interest thereon) to be, and such Loans and Reimbursement Obligations (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to such Borrower, without any notice to such Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate with respect to such Borrower and the Loans and Reimbursement Obligations of such Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

Section 6.02 Notice of Default. The Administrative Agent shall give notice to a Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders and the Issuing Lenders thereof.

Section 6.03 Cash Collateral. Each Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default with respect to such Borrower, it shall, if requested by the Administrative Agent upon the instruction of the Lenders having at least 66-2/3% in the aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding at least 66-2/3% of the Letter of Credit Liabilities for the account of such Borrower), Cash Collateralize all Letters of Credit for the account of such Borrower then outstanding at such time in an amount equal to 101% of the maximum face amount of each such Letter of Credit; provided that upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to such Borrower, such Borrower shall do so forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

ARTICLE 7

THE ADMINISTRATIVE AGENT

Section 7.01 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02 Administrative Agent and Affiliates. Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Wells Fargo and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Administrative Agent hereunder.

Section 7.03 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04 Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05 Liability of Administrative Agent. None of the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys in fact or affiliates shall have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. None of the Administrative Agent, ~~=,~~ nor any of its respective affiliates, directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, nor any of its respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not (A) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (B) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by such number or percentage of the Lenders as shall be expressly provided for herein or as expressly set forth in Section 8.01; provided that the Administrative Agent shall not be required to take any action that, in its good faith opinion or the opinion of its counsel, is contrary to this Agreement or Applicable Law; and (C) except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its respective Affiliates in any capacity. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 7.06 Indemnification. Each Lender shall, ratably in accordance with its Commitment Percentage, indemnify the Administrative Agent and each of its Related Parties (to the extent not reimbursed or indemnified by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss, penalties or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent in its capacity as such, or by any Related Party acting for the Administrative Agent in connection with such capacity.

Section 7.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08 Successor Administrative Agent.

(a)               The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, (i) the Company, with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), or (ii) if an Event of Default has occurred and is continuing, then the Required Lenders, shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender, (i) the Company, with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), or (ii) if an Event of Default has occurred and is continuing, then the Required Lenders, shall have the right to appoint a successor Administrative Agent.

(c)              Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder; provided that if such successor Administrative Agent is appointed without the consent of the Company, such successor Administrative Agent may be replaced by the Company with the consent of the Required Lenders so long as no Event of Default has occurred and is continuing at the time. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

(d)               The fees payable by the Company to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.

Section 7.09 Administrative Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

Section 7.10 Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto).

Section 7.11 Other Agents. None of the Co-Syndication Agents or the Co-Documentation Agents, in their respective capacities as such, shall have any duties or obligations of any kind under this Agreement. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender (or its affiliate) designated as any “Agent” or “Arranger” on the cover page hereof (other than the Administrative Agent) has any liability hereunder other than in its capacity as a Lender.

Section 7.12 Erroneous Payments.

(a)               Each Lender, each Issuing Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)               Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause 7.12(a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)               In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Domestic Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)               In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.06 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)               Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Loans or Reimbursement Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Loans or Reimbursement Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Loans or Reimbursement Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)                Each party’s obligations under this Section 7.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Loans and Reimbursement Obligations (or any portion thereof) under any Loan Document.

(g)               Nothing in this Section 7.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Section 7.13 Specified Foreign Entities.

(a)               Each Lender represents and warrants to the Borrowers on the Third Amendment Effective Date that, to such Lender’s knowledge, such Lender is not a Specified Foreign Entity, and such Lender acknowledges that it is aware that the Borrowers may rely upon such representation and warranty.

(b)               Each Lender shall give prompt notice to the Borrowers upon such Lender becoming aware it is a Specified Foreign Entity.

(c)               Upon receipt of any notice pursuant to Section 7.13(b) above (or otherwise upon the Borrowers becoming aware that any Lender is a Specified Foreign Entity), the Borrowers may, in their sole discretion, by notice to the Administrative Agent and such Lender (i) immediately terminate the Commitment of such Lender and the obligation of any such Issuing Lender to issue Letters of Credit hereunder, and (ii) prepay the principal amount of such Lender’s Loans at such time, without penalty or premium (together with any accrued but unpaid interest).

ARTICLE 8

CHANGE IN CIRCUMSTANCES

Section 8.01 Changed Circumstances.

(a)               Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(b)               Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

(c)            Benchmark Replacement Setting.

(i)               Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Domestic Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.01(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)             Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)             Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.01(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.01(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.01(c).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)             Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(d)             Illegality. If any Change In Law shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund any of its SOFR Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make SOFR Loans, or to continue or convert outstanding Loans as or into SOFR Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Lender in the good faith exercise of its discretion. If such notice is given, each SOFR Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 8.02 Increased Cost and Reduced Return.

(a)              If any Change In Law (i) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office); (ii) shall subject any Lender or Agent to any taxes (other than (A) Taxes, (B) taxes described in clauses (ii), (iii) or (iv) of the exclusions from the definition of Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) shall impose on any Lender (or its Lending Office) any other condition, cost or expense affecting its SOFR Loans, its Note or its obligation to make SOFR Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any SOFR Loan (or, in the case of an adoption or change with respect to taxes, any Loan) or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), each Borrower shall pay to such Lender its Appropriate Share of such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date such Lender first notifies the Borrowers of its intention to demand compensation therefor under this Section 8.02(a).

(b)               If any Lender shall have determined that any Change In Law has or would have the effect of reducing the rate of return on capital or liquidity of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such Change In Law (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), each Borrower shall pay to such Lender its Appropriate Share of such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing less than 30 days after the date such Lender first notifies the Borrowers of its intention to demand compensation under this Section 8.02(b).

(c)               Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 8.03 Taxes.

(a)               For purposes of this Section 8.03 the following terms have the following meanings:

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code. For purposes of this Section 8.03, “applicable law” includes FATCA.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings including any interest, additions to tax or penalties applicable thereto with respect to any payment by or on account of any obligation of a Borrower pursuant to this Agreement or any Note, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Lending Office is located, (ii) in the case of each Lender, any United States withholding tax imposed on such payments except to the extent that (A) such Lender is subject to United States withholding tax by reason of a U.S. Tax Law Change or (B) in the case of a Lender not listed on the signature pages hereof or a Participant, amounts with respect to such Taxes were payable pursuant to Section 8.03 to such Lender’s assignor or to such Participant’s participating Lender immediately before such Lender or Participant acquired the applicable interest in a Loan or Commitment; (iii) Taxes attributable to such Lender’s or Administrative Agent’s failure to comply with Section 8.03(d) or (e) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

“U.S. Tax Law Change” means with respect to any Lender or Participant the occurrence (x) in the case of each Lender listed on the signature pages hereof, after the date of its execution and delivery of this Agreement and (y) in the case of any other Lender, after the date such Lender shall have become a Lender hereunder, and (z) in the case of each Participant, after the date such Participant became a Participant hereunder, of the adoption of any applicable U.S. federal law, U.S. federal rule or U.S. federal regulation relating to taxation, or any change therein, or the entry into force, modification or revocation of any income tax convention or treaty to which the United States is a party.

(b)              Any and all payments by or any account of any Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes, except as required by Applicable Law; provided that if any Borrower or the Administrative Agent shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable by such Borrower shall be increased as necessary so that after all required deductions are made (including deductions applicable to additional sums payable under this Section 8.03) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Administrative Agent shall make such deductions, (iii) such Borrower or the Administrative Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) if the withholding agent is the Borrower, such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

(c)            Each Borrower agrees to indemnify each Lender and the Administrative Agent for its Appropriate Share of the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.03) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

(d)            Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter as required by law or requested by any Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) with whichever of the following is applicable (including any successor forms prescribed by the Internal Revenue Service):

(i)              in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest hereunder or under any Note, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments hereunder or under any Note, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)             executed copies of IRS Form W-8ECI;

(iii)            in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate reasonably acceptable to the Administrative Agent to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or

(iv)            to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(e)             Any Lender that is organized under the laws of a jurisdiction within the United States shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(f)              If a payment made to a Lender hereunder or under any Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)             Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)             If a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(i)              If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.03, then such Lender will take such action (including changing the jurisdiction of its Lending Office) as in the good faith judgment of such Lender (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

(j)              If any Lender or the Administrative Agent receives a refund of any Taxes or Other Taxes for which any Borrower has made a payment under Section 8.03(b) or (c) and such refund was received from the taxing authority which originally imposed such Taxes or Other Taxes, such Lender or the Administrative Agent agrees to reimburse such Borrower to the extent of such refund; provided that nothing contained in this paragraph (j) shall require any Lender or the Administrative Agent to seek any such refund or make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

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(k)             Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(b) relating to the maintenance of a Participant Register and (iii) any taxes excluded from the definition of Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement or any Note, and any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any Note or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).

Section 8.04      Base Rate Loans Substituted for Affected SOFR Loans. If (i) the obligation of any Lender to make or to continue or convert outstanding Loans as or into SOFR Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.02(a) with respect to its SOFR Loans and the Borrower shall, by at least five U.S. Government Securities Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)             all Loans which would otherwise be made by such Lender as (or continued as or converted to) SOFR Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related SOFR Loans of the other Lenders), and

(b)             after each of its SOFR Loans has been repaid, all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a SOFR Loan on the first day of the next succeeding Interest Period applicable to the related SOFR Loans of the other Lenders.

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Section 8.05      Substitution of Lender; Termination Option. If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into SOFR Loans has been suspended pursuant to Section 8.02, (ii) any Lender has demanded compensation under Section 8.02 or 8.03 (including any demand made by a Lender on behalf of a Participant), (iii) any Lender exercises its right not to extend its Commitment Termination Date pursuant to Section 2.01(b), (iv) any Lender becomes a Defaulting Lender or a Specified Foreign Entity, (v) Investment Grade Status ceases to exist as to any Lender or, (vi) for purposes of (a) below only, any Lender becomes a Non-Consenting Lender, then:

(a)             the Company shall have the right, with the assistance of the Administrative Agent (or, if the Administrative Agent is a Defaulting Lender, the Required Lenders), to designate an Assignee (which may be one or more of the Lenders) mutually satisfactory to the Company and, so long as any such Persons are not Defaulting Lenders, the Administrative Agent, the Swingline Lender and the Issuing Lenders (whose consent shall not be unreasonably withheld or delayed) to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto, the outstanding Loans of such Lender and assume the Commitment and Letter of Credit Liabilities of such Lender (including any Commitments, Loans and Letter of Credit Liabilities that have been participated), without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender’s outstanding Loans and funded Letter of Credit Liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder and all other amounts payable by the Borrowers to such Lender hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment; and

(b)             if at the time Investment Grade Status exists as to the Borrowers, the Company may elect to terminate this Agreement as to such Lender (including any Commitments, Loans and Letter of Credit Liabilities that have been participated); provided that (i) the Company notifies such Lender through the Administrative Agent (or, if the Administrative Agent is a Defaulting Lender, the Required Lenders) of such election at least three U.S. Government Securities Business Days before the effective date of such termination, (ii) the Borrowers repay or prepay the principal amount of all outstanding Loans made by such Lender plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder plus all other amounts payable by the Borrowers to such Lender hereunder, not later than the effective date of such termination and (iii) if at the effective date of such termination, any Letter of Credit Liabilities or Swingline Loans are outstanding, the conditions specified in Section 3.02 would be satisfied (after giving effect to such termination) were the related Letters of Credit issued or the related Swingline Loans made on such date. Upon satisfaction of the foregoing conditions, the Commitment of such Lender shall terminate on the effective date specified in such notice, its participation in any outstanding Letters of Credit or Swingline Loans shall terminate on such effective date and the participations of the other Lenders therein shall be redetermined as of such date as if such Letters of Credit had been issued or such Swingline Loans had been made on such date.

ARTICLE 9

MISCELLANEOUS

Section 9.01      Notices.

(a)            All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback or confirmation slip, as the case may be, is received or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent, the Swingline Lender or any Issuing Lender under Article 2 or Article 8 shall not be effective until delivered. Notices delivered through electronic communications shall be effective as and to the extent provided in subsection (b) below.

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(b)             Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or any Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Domestic Business Day or U.S. Government Securities Business Day, as applicable, for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)             The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to this Agreement or the transactions contemplated herein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

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Section 9.02      No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03      Expenses; Indemnification.

(a)             Each Borrower shall pay (i) its Appropriate Share of all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of one special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default with respect to such Borrower hereunder and (ii) if an Event of Default with respect to such Borrower occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

(b)             Each Borrower agrees to indemnify each Agent, each Lender (including each Issuing Lender), and the respective Related Parties of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, penalties, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of one counsel for all Indemnitees taken as a whole and, in the case of any actual or potential conflict of interest, one additional counsel to each group of affected Indemnitees similarly situated taken as a whole, which may be incurred by such Indemnitee arising out of or in connection with any claim, litigation, investigation or proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement, or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), in each case to the extent of such Borrower’s Appropriate Share; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This Section shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)             To the fullest extent permitted by Applicable Law, each Borrower shall not assert, and hereby waives, any claim against each Agent, each Lender (including any Issuing Lender), and the respective Related Parties of the foregoing (each a “Lender-Related Party”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Lender-Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby.

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Section 9.04      Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that (i) nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under this Agreement and (ii) this Section is not applicable to Swingline Loans.

Section 9.05      Amendments and Waivers.

(a)            Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Borrower and the Required Lenders (and, if the rights or duties of any Agent, the Swingline Lender or any Issuing Lender are affected thereby, by such Person); provided that no such amendment or waiver shall (x) unless signed by each adversely affected Lender, (i) increase the Commitment of any Lender or ~~the Maximum Sublimit of any Borrower or~~ subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, or (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment or (y) unless signed by all Lenders, (i) change the definition of Required Lenders or the provisions of this Section 9.05 or (ii) change the provisions of Section 9.04 or of any other provision of this Agreement providing for the ratable application of payments in respect of the Loans and Letter of Credit Liabilities; provided further, that the Administrative Agent and the Borrowers may, without the consent of any Lender, but subject to the provisions of Section 8.01(c), enter into amendments or modifications to this Agreement as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 8.01(c) in accordance with the terms of Section 8.01(c).

(b)            This Agreement may be amended by the Company to remove any other Borrower as a Borrower (a “Removed Borrower”) hereunder subject to: (i) the receipt by the Administrative Agent of prior notice from the Company of such amendment, (ii) repayment in full of all Loans made to such Borrower, (iii) Cash Collateralization of all amounts available for drawing under Letters of Credit issued for the account of such Borrower (or the amendment of such Letter of Credit to provide for the Company as the account party) and (iv) repayment in full of all other amounts owing by such Borrower under this Agreement (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement). Upon the satisfaction of the foregoing conditions the rights and obligations of such Removed Borrower hereunder shall terminate; provided, however, that the obligations of such Removed Borrower under Section 9.03 shall survive such amendment.

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Section 9.06      Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and each Indemnitee, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

(b)            Any Lender may, with the consent (unless an Event of Default then exists) of the Company (such consent not to be unreasonably withheld or delayed), at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities; provided that any Lender may, without the consent of any Borrower, at any time grant participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities to another Lender, an Approved Fund or an Affiliate of such transferor Lender. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Lenders, the Swingline Lender and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that (A) such Participant agrees to be subject to Section 8.05 as if it were an Assignee under paragraph (c) of this Section 9.06 or as if it were the Lender granting such participation and (B) such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (x)(i), (ii) or (iii) of Section 9.05(a) without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest, subject to the performance by such Participant of the obligations of a Lender thereunder (it being understood that the documentation required under Section 8.03 shall be delivered by the Participant to the participating Lender and the Participant agrees to be subject to the provisions of Sections 8.03(i), 8.03(j) and 8.05 as if it were an Assignee). In addition, each Lender that sells a participation agrees, at the Borrower’s request, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 8.05 with respect to any Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations hereunder or under any Note (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant (other than for the consent requirements set forth in the first sentence of this Section 9.06(b)) or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations hereunder or under any Note) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(c)            Any Lender may at any time assign to one or more banks or other financial institutions (each an “Assignee”) other than (w) a Borrower (x) a Subsidiary or Affiliate of a Borrower, (y) a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender, or (z) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000 (unless the Company and the Administrative Agent shall otherwise agree)) of all, of its rights and obligations under this Agreement and its Note (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with (and only with and subject to) the prior written consent of the Swingline Lender, the Issuing Lenders, the Administrative Agent (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, the Company (which shall not be unreasonably withheld or delayed); provided that unless such assignment is of the entire right, title and interest of the transferor Lender hereunder, after making any such assignment such transferor Lender shall have a Commitment of at least $10,000,000 (unless the Company and the Administrative Agent shall otherwise agree). Upon execution and delivery of such instrument of assumption and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required by the Assignee, a Note(s) is issued to the Assignee. The Assignee shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrowers and the Administrative Agent any certifications, forms or other documentation in accordance with Section 8.03. All assignments (other than assignments to Affiliates) shall be subject to a transaction fee established by, and payable by the transferor Lender to, the Administrative Agent for its own account (which shall not exceed $3,500).

(d)            Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder or modify any such obligations.

(e)            No Assignee, Participant or other transferee of any Lender’s rights (including any Lending Office other than such Lender’s initial Lending Office) shall be entitled to receive any greater payment under Section 8.02 or 8.03 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

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Section 9.07      Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.08      Confidentiality. Each Lender Party (i) agrees to keep any information delivered or made available by any Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Lender Party and its Affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby and (ii) further agrees on behalf of itself and, to the extent it has the power to do so, its Affiliates and agents, to keep all other information delivered or made available to it by any Borrower or Affiliate of any Borrower for other purposes which, (x) is marked confidential and is expressly made available subject to the terms of this section, and (y) is not otherwise subject to a confidentiality agreement, confidential from anyone other than persons employed or retained by such Lender Party and its Affiliates and agents who need to receive such information in furtherance of the engagement or matter pursuant to which the information is provided; provided that nothing herein shall prevent any Lender Party or, solely with respect to information disclosed in a manner set forth in clauses (b) through (g) and (k) in this Section 9.08, any Affiliate of such Lender from disclosing such information, to the extent necessary under the circumstances under which such disclosure is required, (a) to any other Lender or any Agent, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority or self-regulatory body, (d) which had been publicly disclosed other than as a result of a disclosure by any Lender Party prohibited by this Agreement or which had already been in the possession of a Lender Party or not acquired from any Borrower or persons known by Lender Parties to be in breach of an obligation of confidentiality to any Borrower, (e) in connection with any litigation to which any Lender Party or any Affiliate or their respective subsidiaries or Parent may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder or other engagement or matter, (g) to such Lender Party’s or Affiliate’s legal counsel and independent auditors, (h) subject to provisions substantially similar to those contained in this Section 9.08, to any actual or proposed Participant or Assignee, (i) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the loans, (k) on a confidential basis to rating agencies in consultation and coordination with the Company, (l) for purposes of establishing a “due diligence” defense, (m) with the consent of the Company and (n) on a confidential basis to any credit insurance provider requiring access to such information in connection with credit insurance for the benefit of the disclosing Lender Party. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of law, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

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Section 9.09      Governing Law; Submission to Jurisdiction. This Agreement and each Note (if any) shall be construed in accordance with and governed by the law of the State of New York (without regard to principles of conflict of laws other than Sections 5-1401 and 5-1402 of The New York General Obligations Law). Each Borrower and each Lender Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower and each Lender Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.10      Counterparts; Integration; Effectiveness; Electronic Execution.

(a)             This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Lender, the Swingline Lender and/or the arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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(b)             The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Borrowers, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 9.11      WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS, THE ISSUING LENDERS AND THE LENDERS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12      USA Patriot Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

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Section 9.13      Termination of Commitments Under Existing Credit Agreements.

(a)            Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the respective Revolving Credit Commitment of the Lenders hereunder.

Section 9.14      No Fiduciary Duty. Each Borrower agrees that in connection with all aspects of the Loans and Letters of Credit contemplated by this Agreement and any communications in connection therewith, (i) such Borrower and its Subsidiaries, on the one hand, and the Agents, the Lenders and their respective affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications and (ii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to such Borrower or any of its Affiliates.

Section 9.15      Survival. Each party’s rights and obligations under Articles 7, 8, and 9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations hereunder or under any Note and the termination of this Agreement.

Section 9.16      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Note or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any Note, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)             the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Note; or

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(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.17      Acknowledgement Regarding Any Supported QFCs. To the extent this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 9.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[signature pages intentionally omitted]

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